Exhibit 99.2

Quarterly Supplemental Disclosure

2nd Quarter 2025

publix
FOOD & PHARMACY
STOP

Buckhead Landing | Atlanta, GA

Gelson's

Sendero Marketplace | Rancho Mission Viejo, CA

RAM
RESTAURANT & BREWHOUSE
965

Grand Ridge Plaza | Seattle, WA

Investor Relations

irinfo@RegencyCenters.com
One Independent Drive, Suite 114
Jacksonville, FL 32202
904 598 7000
RegencyCenters.com

Regency® Centers.

Table of Contents

June 30, 2025

Note: Portfolio Summary Report now located within Selected Supplemental Pages excel posted on the Company's website at investors.regency.com

Safe Harbor Language

June 30, 2025

Forward-Looking Statements

Certain statements in this document regarding anticipated financial, business, legal or other outcomes including business and market conditions, outlook and other similar statements relating to Regency’s future events, developments, or financial or operational performance or results such as our 2025 Guidance, are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are identified by the use of words such as “may,” “will,” “could,” “should,” “would,” “expect,” “estimate,” “believe,” “intend,” “forecast,” “project,” “plan,” “anticipate,” “guidance,” and other similar language. However, the absence of these or similar words or expressions does not mean a statement is not forward-looking. While we believe these forward-looking statements are reasonable when made, forward-looking statements are not guarantees of future performance or events and undue reliance should not be placed on these statements. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance these expectations will be attained, and it is possible actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. Our operations are subject to a number of risks and uncertainties including, but not limited to, those risk factors described in our Securities and Exchange Commission (“SEC”) filings, our Annual Report on Form 10-K for the year ended December 31, 2024 (“2024 Form 10-K”) under Item 1A, as supplemented by the discussion in Item 1A of Part II of our subsequent Quarterly Reports on Form 10-Q. When considering an investment in our securities, you should carefully read and consider these risks, together with all other information in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and our other filings and submissions to the SEC. If any of the events described in the risk factors actually occur, our business, financial condition or operating results, as well as the market price of our securities, could be materially adversely affected. Forward-looking statements are only as of the date they are made, and Regency undertakes no duty to update its forward-looking statements, whether as a result of new information, future events or developments or otherwise, except as to the extent required by law. These risks and events include, without limitation:

Risk Factors Related to the Current Economic and Geopolitical Environments

Interest rates in the current economic environment may adversely impact our cost to borrow, real estate valuation, and stock price. Economic challenges and policy changes may adversely impact our tenants and our business. Unfavorable developments that may affect the banking and financial services industry could adversely affect our business, liquidity and financial condition, and overall results of operations. Current geopolitical challenges could impact the U.S. economy and consumer spending and our results of operations and financial condition. Evolving political and economic events and uncertainties, including tariffs, retaliatory tariffs, international trade disputes, and immigration policies could adversely impact the businesses of our tenants and our business.

Risk Factors Related to Pandemics or other Public Health Crises

Pandemics or other public health crises may adversely affect our tenants financial condition, the profitability of our properties, and our access to the capital markets and could have a material adverse effect on our business, results of operations, cash flows and financial condition.

Risk Factors Related to Operating Retail-Based Shopping Centers

Economic and market conditions may adversely affect the retail industry and consequently reduce our revenues and cash flow, and increase our operating expenses. Shifts in retail trends, sales, and delivery methods between brick-and-mortar stores, e-commerce, home delivery, and curbside pick-up may adversely impact our revenues, results of operations, and cash flows. Changing economic and retail market conditions in geographic areas where our properties are concentrated may reduce our revenues and cash flow. Our success depends on the continued presence and success of our “anchor” tenants. A percentage of our revenues are derived from “local” tenants and our net income may be adversely impacted if these tenants are not successful, or if the demand for the types or mix of tenants significantly change. We may be unable to collect balances due from tenants in bankruptcy. Many of our costs and expenses associated with operating our properties may remain constant or increase, even if our lease income decreases. Compliance with the Americans with Disabilities Act and other building, fire, and safety regulations may have a material negative effect on us.

Risk Factors Related to Real Estate Investments

Our real estate assets may decline in value and be subject to impairment losses which may reduce our net income. We face risks associated with development, redevelopment, and expansion of properties. We face risks associated with the development of mixed-use commercial properties. We face risks associated with the acquisition of properties. We may be unable to sell properties when desired because of market conditions. Changes in tax laws could impact our acquisition or disposition of real estate.

Risk Factors Related to the Environment Affecting Our Properties

Climate change may adversely impact our properties, some of which may be more vulnerable due to their geographic location, and may lead to additional compliance obligations and costs. Costs of environmental remediation may adversely impact our financial performance and reduce our cash flow.

Risk Factors Related to Corporate Matters

An increased focus on metrics and reporting related to environmental, social, and governance (“ESG”) factors by investors and other stakeholders may impose additional costs and expose us to new risks. An uninsured loss or a loss that exceeds the insurance coverage on our properties may subject us to loss of capital and revenue on those properties. Failure to attract and retain key personnel may adversely affect our business and operations.

Risk Factors Related to Our Partnerships and Joint Ventures

We do not have voting control over all of the properties owned in our real estate partnerships and joint ventures, so we are unable to ensure that our objectives will be pursued. The termination of our partnerships may adversely affect our cash flow, operating results, and our ability to make distributions to stock and unit holders.

Risk Factors Related to Funding Strategies and Capital Structure

Our ability to sell properties and fund acquisitions and developments may be adversely impacted by higher market capitalization rates and lower NOI at our properties which may adversely affect results of operations and financial condition. We depend on external sources of capital, which may not be available in the future on favorable terms or at all. Our debt financing may adversely affect our business and financial condition. Covenants in our debt agreements may restrict our operating activities and adversely affect our financial condition. Increases in interest rates would cause our borrowing costs to rise and negatively impact our results of operations. Hedging activity may expose us to risks, including the risks that a counterparty will not perform and that the hedge will not yield the economic benefits we anticipate, which may adversely affect us.

Risk Factors Related to Information Management and Technology

The unauthorized access, use, theft or destruction of tenant or employee personal, financial or other data, or of Regency's proprietary or confidential information stored in our information systems or by third parties on our behalf, could impact operations, and expose us to potential liabilities and material adverse financial impact. Any actual or perceived failure to comply with new or existing laws, regulations and other requirements relating to the privacy, security and processing of personal information could adversely affect our business, results of operations, or financial condition. The use of technology based on artificial intelligence presents risks relating to confidentiality, creation of inaccurate and flawed outputs and emerging regulatory risk, any or all of which may adversely affect our business and results of operations.

Risk Factors Related to Taxes and the Parent Company’s Qualification as a REIT

If the Parent Company fails to qualify as a REIT for federal income tax purposes, it would be subject to federal income tax at regular corporate rates. Dividends paid by REITs generally do not qualify for reduced tax rates. Certain non-U.S. stockholders may be subject to U.S. federal income tax on gain recognized on a disposition of our common stock if the Parent Company does not qualify as a “domestically controlled” REIT. Legislative or other actions affecting REITs may have a negative effect on us or our investors. Complying with REIT requirements may limit our ability to hedge effectively and may cause us to incur tax liabilities. Partnership tax audit rules could have a material adverse effect.

Risk Factors Related to the Company’s Common Stock

Restrictions on the ownership of the Parent Company’s capital stock to preserve its REIT status may delay or prevent a change in control. The issuance of the Parent Company's capital stock may delay or prevent a change in control. Ownership in the Parent Company may be diluted in the future. The Parent Company’s amended and restated bylaws provides that the courts located in the State of Florida will be the sole and exclusive forum for substantially all disputes between us and our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, or employees. There is no assurance that we will continue to pay dividends at current or historical rates.

Supplemental Information i

NEWS RELEASE For immediate release Kathryn McKie 904 598 7348 KathrynMcKie@regencycenters.com

Regency Centers Reports Second Quarter 2025 Results

JACKSONVILLE, Fla. (July 29, 2025) – Regency Centers Corporation (“Regency Centers,” “Regency” or the “Company”) (Nasdaq: REG) today reported financial and operating results for the quarterly period ended June 30, 2025, and provided updated 2025 earnings guidance. For the three months ended June 30, 2025 and 2024, Net Income Attributable to Common Shareholders was $0.56 per diluted share, and $0.54 per diluted share, respectively.

Second Quarter 2025 Highlights

•
Reported Nareit FFO of $1.16 per diluted share and Core Operating Earnings of $1.10 per diluted share
•
Increased Same Property NOI year-over-year, excluding lease termination fees, by 7.4% for the quarter and 5.8% year-to-date
•
Raised 2025 Nareit FFO guidance to a range of $4.59 to $4.63 per diluted share and 2025 Core Operating Earnings guidance to a range of $4.36 to $4.40 per diluted share
•
The midpoint of increased 2025 Nareit FFO guidance represents more than 7% year-over-year growth
•
Raised 2025 guidance for Same Property NOI, excluding lease termination fees, to a range of 4.5% to 5.0% year-over-year growth
•
Same Property percent leased ended the quarter at 96.5%, an increase of 100 basis points year-over-year, and Same Property percent commenced ended the quarter at 93.9%, up 190 basis points year-over-year
•
Same Property anchor percent leased ended the quarter at 98.0%, an increase of 90 basis points year-over-year, and Same Property shop percent leased ended the quarter at 93.9%, up 100 basis points year-over-year
•
Executed 1.9 million square feet of comparable new and renewal leases during the quarter at blended rent spreads of +10.0% on a cash basis and +19.3% on a straight-lined basis
•
As of June 30, 2025, Regency's in-process development and redevelopment projects had estimated net project costs of $518 million at a blended estimated yield of 9%
•
Issued $400 million of senior unsecured notes due 2032, with a coupon of 5.0%
•
Pro-rata net debt and preferred stock to TTM operating EBITDAre at June 30, 2025 was 5.3x
•
Issued our annual Corporate Responsibility report, highlighting achievements and progress within our corporate responsibility program and initiatives
•
Subsequent to quarter end, acquired a portfolio of five shopping centers located within the Rancho Mission Viejo master planned community in Orange County, CA, for $357 million

“We are proud to deliver another quarter of outstanding results, and we are raising our growth outlook for the balance of the year,” said Lisa Palmer, President and Chief Executive Officer. “All operating metrics remain robust, highlighted by strong leasing activity, and we have strategically deployed more than $600 million of capital into accretive investments year-to-date, including our recent portfolio acquisition of five high quality shopping centers in Southern California.”

Supplemental Information ii

Financial Results

Net Income Attributable to Common Shareholders

•
For the three months ended June 30, 2025, Net Income Attributable to Common Shareholders was $102.6 million, or $0.56 per diluted share, compared to Net Income Attributable to Common Shareholders of $99.3 million, or $0.54 per diluted share, for the same period in 2024.

Nareit FFO

•
For the three months ended June 30, 2025, Nareit FFO was $212.1 million, or $1.16 per diluted share, compared to $196.4 million, or $1.06 per diluted share, for the same period in 2024.

Core Operating Earnings

•
For the three months ended June 30, 2025, Core Operating Earnings was $202.2 million, or $1.10 per diluted share, compared to $189.3 million, or $1.02 per diluted share, for the same period in 2024.

Portfolio Performance

Same Property NOI

•
Second quarter 2025 Same Property Net Operating Income (“NOI”), excluding lease termination fees, increased by 7.4% compared to the same period in 2024.
o
Same Property base rent growth contributed 4.5% to Same Property NOI growth in the second quarter.

Occupancy

•
As of June 30, 2025, Regency’s Same Property portfolio was 96.5% leased, flat sequentially, and an increase of 100 basis points compared to June 30, 2024.
o
Same Property anchor percent leased, which includes spaces greater than or equal to 10,000 square feet, was 98.0%, an increase of 90 basis points compared to June 30, 2024.
o
Same Property shop percent leased, which includes spaces less than 10,000 square feet, was 93.9%, an increase of 100 basis points compared to June 30, 2024.
•
As of June 30, 2025, Regency’s Same Property portfolio was 93.9% commenced, an increase of 40 basis points sequentially and an increase of 190 basis points compared to June 30, 2024.

Leasing Activity

•
During the three months ended June 30, 2025, Regency executed approximately 1.9 million square feet of comparable new and renewal leases at a blended cash rent spread of +10.0% and a blended straight-lined rent spread of +19.3%.
•
During the twelve months ended June 30, 2025, the Company executed approximately 7.4 million square feet of comparable new and renewal leases at a blended cash rent spread of +9.7% and a blended straight-lined rent spread of +19.7%.

Corporate Responsibility

•
On May 21, 2025, Regency issued its annual Corporate Responsibility Report, demonstrating the Company’s continued commitment to and leadership in corporate responsibility, to further our business strategy and performance. The report can be found on the Corporate Responsibility section of the Company's website.

Supplemental Information iii

Capital Allocation and Balance Sheet

Developments and Redevelopments

•
For the three months ended June 30, 2025, the Company started redevelopment projects with estimated net project costs of approximately $42 million, at the Company's share.
•
For the three months ended June 30, 2025, the Company completed development and redevelopment projects with estimated net project costs of approximately $21 million, at the Company's share.
•
As of June 30, 2025, Regency’s in-process development and redevelopment projects had estimated net project costs of $518 million at the Company’s share, 58% of which has been incurred to date.

Property Transactions

•
On May 12, 2025, the Company acquired Armonk Square in Armonk, NY, a 48,000 square feet neighborhood center anchored by regional grocer DeCicco & Sons.
o
The property was acquired through the Company's Oregon joint venture, for approximately $5 million, at Regency's share.
•
Subsequent to quarter end, on July 23, 2025, the Company acquired a portfolio of five shopping centers in the Rancho Mission Viejo master planned community in Orange County, CA, for $357 million.
o
The portfolio consists of Bridgepark Plaza, Mercantile West, Mercantile East, Terrace Shops, and Sendero Marketplace, comprising close to 630,000 square feet in the aggregate and anchored by leading grocers Trader Joe's, Gelson's Market, Albertsons, and Stater Bros.
o
Regency funded the purchase price with a combination of 2,773,087 operating partnership units issued at $72 per unit, the assumption of $150 million of secured mortgage debt at a weighted average interest rate of 4.2%, and $7 million in cash used to pay off a single secured loan.
•
On June 27, 2025, the Company disposed of Van Houten Plaza in Passaic, NJ for approximately $6 million.
•
Subsequent to quarter end, on July 1, 2025, the Company disposed of 101 7th Avenue in New York, NY for $11 million.

Balance Sheet

•
On May 8, 2025, the Company's operating partnership, Regency Centers, L.P. issued a public offering of $400 million of senior unsecured notes due 2032 (the "Notes") under its existing shelf registration filed with the Securities and Exchange Commission. The Notes will mature on July 15, 2032, and were issued at 99.279% of par value with a coupon of 5.0%. Regency's use of the net proceeds of the offering include reducing the outstanding balance on its line of credit, the repayment of Regency Centers L.P.'s $250 million of notes due November 1, 2025 upon their maturity, and for general corporate purposes.
•
As of June 30, 2025, Regency had approximately $1.5 billion of capacity under its revolving credit facility.
•
As of June 30, 2025, Regency’s pro-rata net debt and preferred stock to TTM operating EBITDAre was 5.3x

Supplemental Information iv

2025 Guidance

Regency Centers is hereby providing updated 2025 guidance, as summarized in the table below. Please refer to the Company’s second quarter 2025 "Earnings Presentation" and "Quarterly Supplemental Disclosure" for additional detail. All materials are posted on the Company’s website at investors.regencycenters.com.

Full Year 2025 Guidance (in thousands, except per share data)	YTD Actual	Current 2025 Guidance	Prior 2025 Guidance

Net Income Attributable to Common Shareholders per diluted share	$1.15	$2.28 - $2.32	$2.25 - $2.31

Nareit Funds From Operations (“Nareit FFO”) per diluted share	$2.31	$4.59 - $4.63	$4.52 - $4.58

Core Operating Earnings per diluted share(1)	$2.20	$4.36 - $4.40	$4.30 - $4.36

Same property NOI growth without termination fees	5.8%	+4.5% to +5.0%	+3.2% to +4.0%

Non-cash revenues(2)	$24,019	+/-$49,000	+/- $46,000

G&A expense, net(3)	$47,484	$93,000-$96,000	$93,000-$96,000

Interest expense, net and Preferred stock dividends(4)	$115,533	$235,000-$237,000	$232,000-$235,000

Management, transaction and other fees	$13,529	+/-$27,000	+/-$27,000

Development and Redevelopment spend	$140,321	+/-$300,000	+/-$250,000

Acquisitions	$138,282	+/-$500,000	+/-$140,000
Cap rate (weighted average)	5.5%	+/- 6.0%	+/- 5.5%

Dispositions	$5,550	+/-$75,000	+/-$75,000
Cap rate (weighted average)(5)	6.2%	+/- 5.5%	+/- 6.0%

Share/unit issuances(6)	$0	$300,000	$100,000

Note: Figures above represent 100% of Regency's consolidated entities and its pro-rata share of unconsolidated real estate partnerships, with the exception of items that are net of noncontrolling interests including per share data, "Development and Redevelopment spend," "Acquisitions," and "Dispositions".

(1)
Core Operating Earnings excludes from Nareit FFO: (i) transaction related income or expenses; (ii) gains or losses from the early extinguishment of debt; (iii) certain non-cash components of earnings derived from straight-line rents, above and below market rent amortization, and debt and derivative mark-to-market amortization; and (iv) other amounts as they occur.
(2)
Includes above and below market rent amortization and straight-line rents, and excludes debt and derivative mark to market amortization.
(3)
Represents 'General & administrative, net' before gains or losses on deferred compensation plan, as reported on supplemental pages 6 and 7 and calculated on a pro rata basis.
(4)
Includes debt and derivative mark to market amortization, and is net of interest income.
(5)
Disposition guidance cap rate of +/- 5.5% excludes the $11M sale of 101 7th Avenue on 7/1/2025, which was vacant at the time of closing.
(6)
Share/unit issuances guidance of $300M reflects (i) $100M of unsettled common equity raised on a forward basis through the Company's ATM in 4Q24, and (ii) $200M from the Company's issuance of operating partnership units for the funding of the 5-asset portfolio acquisition in Orange County, CA in 3Q25.

Conference Call Information

To discuss Regency’s second quarter results and provide further business updates, management will host a conference call on Wednesday, July 30th at 11:00 a.m. ET. Dial-in and webcast information is below.

Second Quarter 2025 Earnings Conference Call

Date:	Wednesday, July 30, 2025
Time:	11:00 a.m. ET
Dial#:	877-407-0789 or 201-689-8562
Webcast:	Second Quarter 2025 Webcast Link

Replay: Webcast Archive – Investor Relations page under Events & Webcasts

Supplemental Information v

About Regency Centers Corporation (Nasdaq: REG)

Regency Centers is a preeminent national owner, operator, and developer of shopping centers located in suburban trade areas with compelling demographics. Our portfolio includes thriving properties merchandised with highly productive grocers, restaurants, service providers, and best-in-class retailers that connect to their neighborhoods, communities, and customers. Operating as a fully integrated real estate company, Regency Centers is a qualified real estate investment trust (REIT) that is self-administered, self-managed, and an S&P 500 Index member. For more information, please visit RegencyCenters.com.

Reconciliation of Net Income Attributable to Common Shareholders to Nareit FFO, Core Operating Earnings, and Adjusted Funds from Operations – Actual (in thousands, except per share amounts)

For the Periods Ended June 30, 2025 and 2024	Three Months Ended		Year to Date
	2025	2024	2025	2024
Reconciliation of Net Income Attributable to Common Shareholders to Nareit FFO:

Net Income Attributable to Common Shareholders	$102,608	99,255	$208,782	205,616
Adjustments to reconcile to Nareit Funds From Operations (1):
Depreciation and amortization (excluding FF&E)	107,329	107,592	211,363	211,964
Loss (Gain) on sale of real estate, net of tax	346	(11,080)	245	(22,488)
Provision for impairment of real estate	1,262	-	1,262	-
Exchangeable operating partnership units	586	601	1,228	1,243
Nareit FFO	$212,131	196,368	$422,880	396,335

Nareit FFO per share (diluted)	$1.16	1.06	$2.31	2.14
Weighted average shares (diluted)	183,023	184,968	182,966	185,433

Reconciliation of Nareit FFO to Core Operating Earnings:

Nareit FFO	$212,131	196,368	$422,880	396,335
Adjustments to reconcile to Core Operating Earnings (1):
Not Comparable Items
Merger transition costs	-	2,133	-	4,694
Loss on early extinguishment of debt	-	-	-	180
Certain Non-Cash Items
Straight-line rent	(6,784)	(5,283)	(13,297)	(11,021)
Uncollectible straight-line rent	744	1,377	1,120	2,033
Above/below market rent amortization, net	(5,376)	(7,073)	(11,837)	(12,540)
Debt and derivative mark-to-market amortization	1,510	1,731	2,802	2,640
Core Operating Earnings	$202,225	189,253	401,668	382,321

Core Operating Earnings per share (diluted)	$1.10	1.02	$2.20	2.06
Weighted average shares (diluted)	183,023	184,968	182,966	185,433

Weighted Average Shares For Diluted Earnings per Share	181,955	183,868	181,877	184,332

Weighted Average Shares For Diluted FFO and Core Operating Earnings per Share	183,023	184,968	182,966	185,433

Reconciliation of Core Operating Earnings to Adjusted Funds from Operations:

Core Operating Earnings	$202,225	189,253	$401,668	382,321
Adjustments to reconcile to Adjusted Funds from Operations (1):
Operating capital expenditures	(32,524)	(33,886)	(56,277)	(54,738)
Debt cost and derivative adjustments	2,297	2,022	4,426	4,162
Stock-based compensation	5,455	4,662	10,898	9,302
Adjusted Funds from Operations	$177,453	162,051	$360,715	341,047
(1)
Includes Regency's consolidated entities and its pro-rata share of unconsolidated real estate partnerships, net of pro-rata share attributable to noncontrolling interests.

Supplemental Information vi

Reconciliation of Net Income Attributable to Common Shareholders to Pro-Rata Same Property NOI - Actual (in thousands)

For the Periods Ended June 30, 2025 and 2024	Three Months Ended		Year to Date
	2025	2024	2025	2024

Net income attributable to common shareholders	$102,608	99,255	$208,782	205,616
Less:
Management, transaction, and other fees	(7,244)	(6,735)	(14,056)	(13,131)
Other (1)	(12,850)	(12,726)	(26,539)	(25,313)
Plus:
Depreciation and amortization	99,535	100,968	196,309	198,553
General and administrative	25,480	24,238	47,080	50,370
Other operating expense	1,944	3,066	3,632	5,709
Other expense, net	51,040	31,394	99,713	60,608
Equity in income of investments in real estate partnerships excluded from NOI (2)	14,679	13,258	28,130	26,947
Net income attributable to noncontrolling interests	2,328	2,261	4,594	5,145
Preferred stock dividends	3,413	3,413	6,826	6,826
NOI	280,933	258,392	554,471	521,330

Less non-same property NOI (3)	(4,045)	(796)	(3,890)	(1,773)

Same Property NOI	$276,888	257,596	$550,581	519,557
% change	7.5%		6.0%

Same Property NOI without Termination Fees	$274,844	255,963	$546,213	516,152
% change	7.4%		5.8%

Same Property NOI without Termination Fees or Redevelopments	$234,981	221,304	$467,862	446,123
% change	6.2%		4.9%
(1)
Includes straight-line rental income and expense, net of reserves, above and below market rent amortization, other fees, and noncontrolling interests.
(2)
Includes non-NOI expenses incurred at our unconsolidated real estate partnerships, such as, but not limited to, straight-line rental income, above and below market rent amortization, depreciation and amortization, interest expense, and real estate gains and impairments.
(3)
Includes revenues and expenses attributable to Non-Same Property, Projects in Development, corporate activities, and noncontrolling interests.

Same Property NOI is a key non-GAAP pro-rata measure used by management in evaluating the operating performance of Regency’s properties. The Company provides a reconciliation of Net Income Attributable to Common Shareholders to pro-rata Same Property NOI.

Reported results are preliminary and not final until the filing of the Company’s Form 10-Q with the SEC and, therefore, remain subject to adjustment.

The Company has published additional financial information in its second quarter 2025 supplemental package that may help investors estimate earnings. A copy of the Company’s second quarter 2025 supplemental package will be available on the Company's website at investors.regencycenters.com or by written request to: Investor Relations, Regency Centers Corporation, One Independent Drive, Suite 114, Jacksonville, Florida, 32202. The supplemental package contains more detailed financial and property results including financial statements, an outstanding debt summary, acquisition and development activity, investments in partnerships, information pertaining to securities issued other than common stock, property details, a significant tenant rent report and a lease expiration table in addition to earnings and valuation guidance assumptions. The information provided in the supplemental package is unaudited and includes non-GAAP measures, and there can be no assurance that the information will not vary from the final information in the Company’s Form 10-Q for the period ended June 30, 2025. Regency may, but assumes no obligation to, update information in the supplemental package from time to time.

Supplemental Information vii

###

Non-GAAP Financial Measures

We believe these non-GAAP measures provide useful information to our Board of Directors, management and investors regarding certain trends relating to our financial condition and results of operations. Our management uses these non-GAAP measures to compare our performance to that of prior periods for trend analyses, purposes of determining management incentive compensation and budgeting, forecasting and planning purposes.

We do not consider non-GAAP measures an alternative to financial measures determined in accordance with GAAP, rather they supplement GAAP measures by providing additional information we believe to be useful to our shareholders. The principal limitation of these non-GAAP financial measures is they may exclude significant expense and income items that are required by GAAP to be recognized in our consolidated financial statements. In addition, they reflect the exercise of management’s judgment about which expense and income items are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, reconciliations of the non-GAAP financial measures we use to their most directly comparable GAAP measures are provided. Non-GAAP financial measures should not be relied upon in evaluating the financial condition, results of operations or future prospects of the Company.

Nareit FFO is a commonly used measure of REIT performance, which the National Association of Real Estate Investment Trusts (“Nareit”) defines as net income, computed in accordance with GAAP, excluding gains on sale and impairments of real estate, net of tax, plus depreciation and amortization related to real estate, and after adjustments for unconsolidated real estate partnerships. Regency computes Nareit FFO for all periods presented in accordance with Nareit's definition. Since Nareit FFO excludes depreciation and amortization and gains on sales and impairments of real estate, it provides a performance measure that, when compared year over year, reflects the impact on operations from trends in percent leased, rental rates, operating costs, acquisition and development activities, and financing costs. This provides a perspective of the Company’s financial performance not immediately apparent from net income determined in accordance with GAAP. Thus, Nareit FFO is a supplemental non-GAAP financial measure of the Company's operating performance, which does not represent cash generated from operating activities in accordance with GAAP; and, therefore, should not be considered a substitute measure of cash flows from operations. The Company provides a reconciliation of Net Income Attributable to Common Shareholders to Nareit FFO.

Core Operating Earnings is an additional performance measure that excludes from Nareit FFO: (i) transaction related income or expenses; (ii) gains or losses from the early extinguishment of debt; (iii) certain non-cash components of earnings derived from above and below market rent amortization, straight-line rents, and amortization of mark-to-market of debt and derivative adjustments; and (iv) other amounts as they occur. The Company provides a reconciliation of Net Income Attributable to Common Shareholders to Nareit FFO to Core Operating Earnings.

Adjusted Funds From Operations is an additional performance measure used by Regency that reflects cash available to fund the Company’s business needs and distribution to shareholders. AFFO is calculated by adjusting Core Operating Earnings ("COE") for (i) capital expenditures necessary to maintain and lease the Company’s portfolio of properties, (ii) debt cost and derivative adjustments and (iii) stock-based compensation. The Company provides a reconciliation of Net Income Attributable to Common Shareholders to Nareit FFO, to Core Operating Earnings, and to Adjusted Funds from Operations.

Pro-rata information: includes 100% of the Company’s consolidated properties plus its economic share (based on the ownership interest) in the unconsolidated real estate investment partnerships. The Company provides Pro-rata financial information because Regency believes it assists investors and analysts in estimating the economic interest in the consolidated and unconsolidated real estate investment partnerships, when read in conjunction with the Company’s reported results under GAAP. The Company believes presenting its Pro-rata share of assets, liabilities, operating results, and other metrics, along with certain other non-GAAP financial measures, makes comparisons of its operating results to those of other REITs more meaningful. The Pro-rata information provided is not, nor is it intended to be, presented in accordance with GAAP. The Pro-rata supplemental details of assets and liabilities and supplemental details of operations reflect the Company’s proportionate economic ownership of the assets, liabilities, and operating results of the properties in our portfolio.

The Pro-rata information is prepared on a basis consistent with the comparable consolidated amounts and is intended to more accurately reflect the Company’s proportionate economic interest in the assets, liabilities, and operating results of properties in its portfolio. The Company does not control the unconsolidated real estate partnerships, and the Pro-rata presentations of the assets and liabilities, and revenues and expenses do not represent our legal claim to such items. The partners are entitled to profit or loss allocations and distributions of cash flows according to the operating agreements, which generally provide for such allocations according to their invested capital. The Company’s share of invested capital establishes the ownership interests Regency uses to prepare its Pro-rata share.

The presentation of Pro-rata information has limitations which include, but are not limited to, the following:

•
The amounts shown on the individual line items were derived by applying our overall economic ownership interest percentage determined when applying the equity method of accounting and do not necessarily represent our legal claim to the assets and liabilities, or the revenues and expenses; and
•
Other companies in our industry may calculate their Pro-rata interest differently, limiting the comparability of Pro-rata information.

Because of these limitations, the Pro-rata financial information should not be considered independently or as a substitute for the financial statements as reported under GAAP. The Company compensates for these limitations by relying primarily on our GAAP financial statements, using the Pro-rata information as a supplement.

Supplemental Information viii

Forward-Looking Statements

Certain statements in this document regarding anticipated financial, business, legal or other outcomes including business and market conditions, outlook and other similar statements relating to Regency’s future events, developments, or financial or operational performance or results such as our Current 2025 Guidance, are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are identified by the use of words such as “may,” “will,” “could,” “should,” “would,” “expect,” “estimate,” “believe,” “intend,” “forecast,” “project,” “plan,” “anticipate,” “guidance,” and other similar language. However, the absence of these or similar words or expressions does not mean a statement is not forward-looking. While we believe these forward-looking statements are reasonable when made, forward-looking statements are not guarantees of future performance or events and undue reliance should not be placed on these statements. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance these expectations will be attained, and it is possible actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. Our operations are subject to a number of risks and uncertainties including, but not limited to, those risk factors described in our Securities and Exchange Commission (“SEC”) filings, our Annual Report on Form 10-K for the year ended December 31, 2024 (“2024 Form 10-K”) under Item 1A, as supplemented by the discussion in Item 1A of Part II of our subsequent Quarterly Reports on Form 10-Q. When considering an investment in our securities, you should carefully read and consider these risks, together with all other information in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and our other filings and submissions to the SEC. If any of the events described in the risk factors actually occur, our business, financial condition or operating results, as well as the market price of our securities, could be materially adversely affected. Forward-looking statements are only as of the date they are made, and Regency undertakes no duty to update its forward-looking statements, whether as a result of new information, future events or developments or otherwise, except as to the extent required by law. These risks and events include, without limitation:

Risk Factors Related to the Current Economic and Geopolitical Environments

Interest rates in the current economic environment may adversely impact our cost to borrow, real estate valuation, and stock price. Economic challenges and policy changes may adversely impact our tenants and our business. Unfavorable developments that may affect the banking and financial services industry could adversely affect our business, liquidity and financial condition, and overall results of operations. Current geopolitical challenges could impact the U.S. economy and consumer spending and our results of operations and financial condition. Evolving political and economic events and uncertainties, including tariffs, retaliatory tariffs, international trade disputes, and immigration policies could adversely impact the businesses of our tenants and our business.

Risk Factors Related to Pandemics or other Public Health Crises

Pandemics or other public health crises may adversely affect our tenants financial condition, the profitability of our properties, and our access to the capital markets and could have a material adverse effect on our business, results of operations, cash flows and financial condition.

Risk Factors Related to Operating Retail-Based Shopping Centers

Economic and market conditions may adversely affect the retail industry and consequently reduce our revenues and cash flow, and increase our operating expenses. Shifts in retail trends, sales, and delivery methods between brick-and-mortar stores, e-commerce, home delivery, and curbside pick-up may adversely impact our revenues, results of operations, and cash flows. Changing economic and retail market conditions in geographic areas where our properties are concentrated may reduce our revenues and cash flow. Our success depends on the continued presence and success of our “anchor” tenants. A percentage of our revenues are derived from “local” tenants and our net income may be adversely impacted if these tenants are not successful, or if the demand for the types or mix of tenants significantly change. We may be unable to collect balances due from tenants in bankruptcy. Many of our costs and expenses associated with operating our properties may remain constant or increase, even if our lease income decreases. Compliance with the Americans with Disabilities Act and other building, fire, and safety regulations may have a material negative effect on us.

Risk Factors Related to Real Estate Investments

Our real estate assets may decline in value and be subject to impairment losses which may reduce our net income. We face risks associated with development, redevelopment, and expansion of properties. We face risks associated with the development of mixed-use commercial properties. We face risks associated with the acquisition of properties. We may be unable to sell properties when desired because of market conditions. Changes in tax laws could impact our acquisition or disposition of real estate.

Risk Factors Related to the Environment Affecting Our Properties

Climate change may adversely impact our properties, some of which may be more vulnerable due to their geographic location, and may lead to additional compliance obligations and costs. Costs of environmental remediation may adversely impact our financial performance and reduce our cash flow.

Risk Factors Related to Corporate Matters

An increased focus on metrics and reporting related to environmental, social, and governance (“ESG”) factors by investors and other stakeholders may impose additional costs and expose us to new risks. An uninsured loss or a loss that exceeds the insurance coverage on our properties may subject us to loss of capital and revenue on those properties. Failure to attract and retain key personnel may adversely affect our business and operations.

Supplemental Information ix

Risk Factors Related to Our Partnerships and Joint Ventures

We do not have voting control over all of the properties owned in our real estate partnerships and joint ventures, so we are unable to ensure that our objectives will be pursued. The termination of our partnerships may adversely affect our cash flow, operating results, and our ability to make distributions to stock and unit holders.

Risk Factors Related to Funding Strategies and Capital Structure

Our ability to sell properties and fund acquisitions and developments may be adversely impacted by higher market capitalization rates and lower NOI at our properties which may adversely affect results of operations and financial condition. We depend on external sources of capital, which may not be available in the future on favorable terms or at all. Our debt financing may adversely affect our business and financial condition. Covenants in our debt agreements may restrict our operating activities and adversely affect our financial condition. Increases in interest rates would cause our borrowing costs to rise and negatively impact our results of operations. Hedging activity may expose us to risks, including the risks that a counterparty will not perform and that the hedge will not yield the economic benefits we anticipate, which may adversely affect us.

Risk Factors Related to Information Management and Technology

The unauthorized access, use, theft or destruction of tenant or employee personal, financial or other data, or of Regency's proprietary or confidential information stored in our information systems or by third parties on our behalf, could impact operations, and expose us to potential liabilities and material adverse financial impact. Any actual or perceived failure to comply with new or existing laws, regulations and other requirements relating to the privacy, security and processing of personal information could adversely affect our business, results of operations, or financial condition. The use of technology based on artificial intelligence presents risks relating to confidentiality, creation of inaccurate and flawed outputs and emerging regulatory risk, any or all of which may adversely affect our business and results of operations.

Risk Factors Related to Taxes and the Parent Company’s Qualification as a REIT

If the Parent Company fails to qualify as a REIT for federal income tax purposes, it would be subject to federal income tax at regular corporate rates. Dividends paid by REITs generally do not qualify for reduced tax rates. Certain non-U.S. stockholders may be subject to U.S. federal income tax on gain recognized on a disposition of our common stock if the Parent Company does not qualify as a “domestically controlled” REIT. Legislative or other actions affecting REITs may have a negative effect on us or our investors. Complying with REIT requirements may limit our ability to hedge effectively and may cause us to incur tax liabilities. Partnership tax audit rules could have a material adverse effect.

Risk Factors Related to the Company’s Stock

Restrictions on the ownership of the Parent Company’s capital stock to preserve its REIT status may delay or prevent a change in control. The issuance of the Parent Company's capital stock may delay or prevent a change in control. Ownership in the Parent Company may be diluted in the future. The Parent Company’s amended and restated bylaws provides that the courts located in the State of Florida will be the sole and exclusive forum for substantially all disputes between us and our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, or employees. There is no assurance that we will continue to pay dividends at current or historical rates.

Supplemental Information x

Financial Results Summary

June 30, 2025

(in thousands, except per share data)

	Three Months Ended		Year to Date
	2025	2024	2025	2024
Financial Results

Net income attributable to common shareholders (page 5)	$102,608	$99,255	$208,782	$205,616
Net income per diluted share	$0.56	$0.54	$1.15	$1.12

Nareit Funds From Operations (Nareit FFO) (page 9)	$212,131	$196,368	$422,880	$396,335
Nareit FFO per diluted share	$1.16	$1.06	$2.31	$2.14

Core Operating Earnings (page 9)	$202,225	$189,253	$401,668	$382,321
Core Operating Earnings per diluted share	$1.10	$1.02	$2.20	$2.06

Same Property NOI without termination fees (page 8)	$274,844	$255,963	$546,213	$516,152
% growth	7.4%		5.8%

Operating EBITDAre (page 10)	$264,610	$246,460	$524,062	$496,056

Dividends declared per common share and unit	$0.705	$0.670	$1.410	$1.340
Payout ratio of Core Operating Earnings per share (diluted)	64.1%	65.7%	64.1%	65.0%

Diluted share and unit count

Weighted average shares (diluted) - Net income	181,955	183,868	181,877	184,332
Weighted average shares and units (diluted) - Nareit FFO and Core Operating Earnings	183,023	184,968	182,966	185,433

__________________________________________________________________________________________________

	As of	As of	As of	As of
	6/30/2025	12/31/2024	12/31/2023	12/31/2022
Capital Information

Market price per common share	$71.23	$73.93	$67.00	$62.50

Common shares outstanding	181,551	181,361	184,581	171,125
Exchangeable units held by noncontrolling interests	1,068	1,097	1,107	741
Common shares and equivalents issued and outstanding	182,619	182,458	185,688	171,866
Market equity value of common shares and equivalents	$13,007,951	$13,489,128	$12,441,131	$10,741,627

Preferred stock(1)	$225,000	$225,000	$225,000	$0
Outstanding debt	5,374,212	4,984,071	4,688,805	4,225,014
Less: cash	(154,819)	(61,884)	(91,354)	(68,776)
Net debt and preferred stock	$5,444,393	$5,147,187	$4,822,451	$4,156,238

Total market capitalization	$18,452,344	$18,636,315	$17,263,582	$14,897,865

Debt metrics (pro-rata; trailing 12 months "TTM")(2)

Net Debt and Preferreds-to-Operating EBITDAre	5.3x	5.2x	5.4x	5.0x
Net Debt and Preferreds-to-Operating EBITDAre, adjusted			5.1x

Fixed charge coverage	4.2x	4.3x	4.7x	4.7x

(1)
Regency has outstanding 4.6M shares of 6.25% Series A Cumulative Redeemable Preferred Stock with a liquidation preference of $115M and callable on demand, and 4.4M shares of 5.875% Series B Cumulative Redeemable Preferred Stock with a liquidation preference of $110M and callable on demand.
(2)
In light of the merger with UBP on August 18, 2023, adjusted debt metric calculations include legacy Regency results for the trailing 12 months and the annualized contribution from UBP post merger.

Supplemental Information 1

Real Estate Portfolio Summary

June 30, 2025

(GLA in thousands)

Consolidated and 100% of Real Estate Partnerships	6/30/2025	3/31/2025	12/31/2024	9/30/2024	6/30/2024

Number of properties	483	483	482	483	481

Number of retail operating properties	476	475	474	473	472

Number of same properties	469	470	397	397	398

Number of properties in redevelopment	11	9	9	11	9

Number of properties in development(1)	5	6	6	6	5

Gross Leasable Area (GLA) - All properties	57,643	57,654	57,315	57,172	56,880

GLA including retailer-owned stores - All properties	61,390	61,401	61,062	60,919	60,627

GLA - Retail operating properties	57,006	56,863	56,523	56,364	55,960

GLA - Same properties	55,675	55,735	50,219	50,272	50,383

GLA - Properties in redevelopment(2)	2,746	2,039	2,036	2,306	2,003

GLA - Properties in development(1)	598	752	752	750	863

Consolidated and Pro-Rata Share of Real Estate Partnerships

GLA - All properties	49,166	49,217	48,814	48,842	48,600

GLA including retailer-owned stores - All properties	52,913	52,963	52,561	52,589	52,346

GLA - Retail operating properties	48,529	48,502	48,100	48,112	47,757

GLA - Same properties(3)	47,535	47,555	47,535	47,590	47,604

Anchor Spaces (≥ 10,000 SF)(3)	29,248	29,247	29,248	29,281	29,266

Shop Spaces (< 10,000 SF)(3)	18,287	18,308	18,287	18,310	18,338

GLA - Properties in redevelopment(2)	2,698	1,992	1,989	2,258	1,955

GLA - Properties in development(1)	598	675	675	672	785

% leased - All properties	96.2%	96.3%	96.3%	95.6%	95.0%

% leased - Retail operating properties	96.4%	96.5%	96.5%	95.9%	95.4%

% leased - Same properties(3)	96.5%	96.5%	96.5%	95.9%	95.5%

Anchor Spaces (≥ 10,000 SF)(3)	98.0%	98.3%	98.4%	97.7%	97.1%

Shop Spaces (< 10,000 SF)(3)	93.9%	93.7%	93.6%	93.1%	92.9%

% commenced - Same properties(3)(4)	93.9%	93.5%	93.3%	92.4%	92.0%

Same property NOI Growth without Termination Fees - YTD (see page 8)	5.8%	4.3%	3.1%	2.9%	2.1%

Same property NOI Growth without Termination Fees or Redevelopments - YTD (see page 8)	4.9%	3.6%	2.3%	2.1%	1.5%

Rent spreads - Trailing 12 months(5) (see page 19)	9.7%	9.5%	9.5%	9.7%	9.7%

(1)
Includes current ground-up developments.
(2)
Represents entire center GLA rather than redevelopment portion only. Included in Same Property pool unless noted otherwise.
(3)
Prior periods adjusted for current same property pool.
(4)
Excludes leases that are signed but have not yet commenced.
(5)
Retail operating properties only. Rent spreads are calculated on a comparable-space, cash basis for new and renewal leases executed.

Amounts may not total due to rounding.

Supplemental Information 2

Consolidated Balance Sheets

June 30, 2025 and December 31, 2024

(in thousands)

	2025	2024
	(unaudited)
Assets:
Net real estate investments:
Real estate assets at cost	$13,988,815	13,698,419
Less: accumulated depreciation	3,107,560	2,960,399
Real estate assets, net	10,881,255	10,738,020
Investments in sales-type lease, net	16,609	16,291
Investments in real estate partnerships	389,828	399,044
Net real estate investments	11,287,692	11,153,355

Properties held for sale, net	15,553	-
Cash, cash equivalents, and restricted cash	154,819	61,884

Tenant receivables, net	30,166	35,306
Straight-line rent receivables, net	168,555	157,507
Other receivables	62,103	62,682
Tenant and other receivables	260,824	255,495

Deferred leasing costs, net	87,027	79,911
Acquired lease intangible assets, net	218,995	229,983
Right of use assets, net	319,091	322,287
Other assets	386,473	289,046

Total assets	$12,730,474	12,391,961

Liabilities and Equity:
Liabilities:
Notes payable, net	$4,769,182	4,343,700
Unsecured credit facility	30,000	65,000
Total notes payable	4,799,182	4,408,700

Accounts payable and other liabilities	381,549	392,302
Acquired lease intangible liabilities, net	366,625	364,608
Lease liabilities	243,704	244,861
Tenants' security, escrow deposits, and prepaid rent	82,474	81,183
Total liabilities	5,873,534	5,491,654

Equity:
Shareholders' Equity:
Preferred stock	225,000	225,000
Common stock	1,816	1,814
Treasury stock	(30,210)	(28,045)
Additional paid in capital	8,512,308	8,503,227
Accumulated other comprehensive (loss) income	(3,788)	2,226
Distributions in excess of net income	(2,027,254)	(1,980,076)
Total shareholders' equity	6,677,872	6,724,146

Noncontrolling Interests:
Exchangeable operating partnership units	38,359	40,744
Limited partners' interests in consolidated partnerships	140,709	135,417
Total noncontrolling interests	179,068	176,161
Total equity	6,856,940	6,900,307

Total liabilities and equity	$12,730,474	12,391,961

These consolidated balance sheets should be read in conjunction with the Company's most recent Form 10-Q and Form 10-K filed with the Securities and Exchange Commission.

Supplemental Information 3

Supplemental Details of Assets and Liabilities (Real Estate Partnerships Only)

June 30, 2025 and December 31, 2024

(in thousands)

	Noncontrolling Interests		Share of Unconsolidated Real Estate Partnerships
	2025	2024	2025	2024
Assets:
Real estate assets at cost	$(116,542)	(111,047)	$1,389,727	1,385,178
Less: accumulated depreciation	(19,586)	(18,237)	529,540	519,397
Real estate assets, net	(96,956)	(92,810)	860,187	865,781
Investments in sales-type lease, net	(2,863)	(2,798)	37,441	36,444
Net real estate investments	(99,819)	(95,608)	897,628	902,225

Cash, cash equivalents, and restricted cash	(64,727)	(65,217)	24,508	22,323

Tenant receivables, net	(345)	(304)	2,955	3,771
Straight-line rent receivables, net	(2,748)	(2,707)	23,318	22,813
Other receivables	(192)	(342)	709	2,122
Tenant and other receivables	(3,285)	(3,353)	26,982	28,706

Deferred leasing costs, net	(2,068)	(2,004)	17,581	17,586
Acquired lease intangible assets, net	(891)	(1,037)	8,297	8,612
Right of use assets, net	(1,585)	(1,626)	4,806	4,834
Other assets	(582)	(694)	29,412	31,476

Total assets	$(172,957)	(169,539)	$1,009,214	1,015,762

Liabilities:
Notes payable, net	$(27,098)	(27,191)	$575,030	575,371
Accounts payable and other liabilities	(2,548)	(4,250)	28,115	28,104
Acquired lease intangible liabilities, net	(163)	(195)	6,113	5,491
Lease liabilities	(2,032)	(2,056)	3,259	3,267
Tenants' security, escrow deposits, and prepaid rent	(407)	(430)	6,869	4,485

Total liabilities	$(32,248)	(34,122)	$619,386	616,718

Note

Noncontrolling interests represent limited partners' interests in consolidated Real Estate Partnerships' activities and Share of Unconsolidated Real Estate Partnerships represents the Company's share of investments in unconsolidated Real Estate Partnerships' activities, of which each are included on a single line presentation in the Company's consolidated financial statements in accordance with GAAP.

Supplemental Information 4

Consolidated Statements of Operations

For the Periods Ended June 30, 2025 and 2024

(in thousands)

(unaudited)

	Three Months Ended		Year to Date
	2025	2024	2025	2024
Revenues:
Lease income	$369,105	347,845	$740,184	700,951
Other property income	4,499	2,670	7,520	7,020
Management, transaction, and other fees	7,244	6,735	14,056	13,131
Total revenues	380,848	357,250	761,760	721,102

Operating Expenses:
Depreciation and amortization	99,535	100,968	196,309	198,553
Property operating expense	60,759	59,491	129,218	122,765
Real estate taxes	47,500	45,478	93,860	89,785
General and administrative	25,480	24,238	47,080	50,370
Other operating expenses	1,944	3,066	3,632	5,709
Total operating expenses	235,218	233,241	470,099	467,182

Other Expense, net:
Interest expense, net	50,272	43,178	98,285	86,046
Provision for impairment of real estate	1,262	-	1,262	-
Loss (Gain) on sale of real estate, net of tax	294	(11,081)	193	(22,484)
Loss on early extinguishment of debt	-	-	-	180
Net investment income	(788)	(703)	(27)	(3,134)
Total other expense, net	51,040	31,394	99,713	60,608

Income before equity in income of
investments in real estate partnerships	94,590	92,615	191,948	193,312

Equity in income of investments in real estate partnerships	13,759	12,314	28,254	24,275

Net income	108,349	104,929	220,202	217,587

Noncontrolling Interests:
Exchangeable operating partnership units	(586)	(601)	(1,228)	(1,243)
Limited partners' interests in consolidated partnerships	(1,742)	(1,660)	(3,366)	(3,902)
Net income attributable to noncontrolling interests	(2,328)	(2,261)	(4,594)	(5,145)

Net income attributable to the Company	106,021	102,668	215,608	212,442

Preferred stock dividends	(3,413)	(3,413)	(6,826)	(6,826)
Net income attributable to common shareholders	$102,608	99,255	$208,782	205,616

These consolidated statements of operations should be read in conjunction with the Company's most recent Form 10-Q and Form 10-K filed with the Securities and Exchange Commission.
Supplemental Information 5

Supplemental Details of Operations (Consolidated Only)

For the Periods Ended June 30, 2025 and 2024

(in thousands)

		Three Months Ended		Year to Date
		2025	2024	2025	2024
	Revenues:
*	Base rent	$258,371	245,476	$512,927	489,611
*	Recoveries from tenants	91,505	84,805	182,986	169,828
*	Percentage rent	2,950	1,996	9,608	9,803
*	Termination fees	1,919	1,476	4,046	3,231
*	Uncollectible lease income	(1,573)	(1,858)	(1,959)	(3,091)
*	Other lease income	4,415	4,389	8,701	8,591
	Straight-line rent on lease income	5,787	4,120	11,394	9,714
	Above/below market rent amortization	5,731	7,441	12,481	13,264
	Lease income, net	369,105	347,845	740,184	700,951

*	Other property income	4,499	2,670	7,520	7,020

	Property management fees	4,151	3,895	8,261	7,856
	Asset management fees	1,746	1,620	3,463	3,222
	Leasing commissions and other fees	1,347	1,220	2,332	2,053
	Management, transaction, and other fees	7,244	6,735	14,056	13,131

	Total revenues	$380,848	357,250	761,760	721,102

	Operating Expenses:
	Depreciation and amortization (including FF&E)	$99,535	100,968	196,309	198,553

*	Operating and maintenance	56,678	55,434	120,799	113,873
*	Ground rent	3,238	3,251	6,655	7,140
*	Termination expense	(25)	(65)	24	5
	Straight-line rent on ground rent	336	336	673	677
	Above/below market ground rent amortization	532	535	1,067	1,070
	Property operating expense	60,759	59,491	129,218	122,765

*	Real estate taxes	47,500	45,478	93,860	89,785

	Gross general & administrative	25,804	23,005	48,118	46,003
	Stock-based compensation	5,455	4,662	10,898	9,302
	Capitalized direct overhead costs	(6,047)	(4,035)	(11,683)	(7,630)
	General & administrative, net (1)	25,212	23,632	47,333	47,675
	(Income) Loss on deferred compensation plan (2)	268	606	(253)	2,695
	General & administrative	25,480	24,238	47,080	50,370

	Other expenses	1,672	733	2,944	1,093
	Development pursuit costs (income), net	272	200	688	(78)
	Merger transition costs	-	2,133	-	4,694
	Other operating expenses	1,944	3,066	3,632	5,709

	Total operating expenses	$235,218	233,241	470,099	467,182

	Other Expense, net:
	Gross interest expense	$50,459	45,250	98,600	89,643
	Derivative amortization	225	148	451	257
	Debt cost amortization	1,865	1,668	3,562	3,486
	Debt and derivative mark-to-market amortization	1,493	1,650	2,898	2,479
	Capitalized interest	(2,422)	(1,520)	(4,534)	(3,176)
	Interest income	(1,348)	(4,018)	(2,692)	(6,643)
	Interest expense, net	50,272	43,178	98,285	86,046

	Provision for impairment of real estate	1,262	-	1,262	-
	Loss (Gain) on sale of real estate, net of tax	294	(11,081)	193	(22,484)
	Loss on early extinguishment of debt	-	-	-	180
	Net investment income (2)	(788)	(703)	(27)	(3,134)

	Total other expense, net	$51,040	31,394	99,713	60,608

	Consolidated NOI	$254,695	234,856	$502,491	474,190

* Component of Net Operating Income

(1)
General & administrative, net is referenced and reflected as G&A expense, net in earnings guidance on page 27.
(2)
The change in value of participant obligations within Regency’s non-qualified deferred compensation plan is included in General and administrative expense, which is offset by changes in value of assets held in the plan which is included in Net investment (income) expense.

These consolidated supplemental details of operations should be read in conjunction with the Company's most recent Form 10-Q and Form 10-K filed with the Securities and Exchange Commission.

Supplemental Information 6

Supplemental Details of Operations (Real Estate Partnerships Only)

For the Periods Ended June 30, 2025 and 2024

(in thousands)

		Noncontrolling Interests				Share of Unconsolidated Real Estate Partnerships
		Three Months Ended		Year to Date		Three Months Ended		Year to Date
		2025	2024	2025	2024	2025	2024	2025	2024
	Revenues:
*	Base rent	$(2,382)	(2,245)	$(4,692)	(4,446)	$28,028	26,356	$55,829	52,522
*	Recoveries from tenants	(572)	(663)	(1,289)	(1,362)	10,004	9,031	19,909	17,849
*	Percentage rent	-	-	(9)	(1)	552	457	1,362	1,268
*	Termination fees	(106)	(1)	(194)	(2)	126	93	324	176
*	Uncollectible lease income	-	38	39	38	60	(409)	10	(596)
*	Other lease income	(39)	(40)	(80)	(78)	406	411	778	797
	Straight-line rent on lease income	(50)	(135)	(113)	(795)	595	318	1,502	895
	Above/below market rent amortization	(16)	(14)	41	(12)	204	190	402	377
	Lease income	(3,165)	(3,060)	(6,297)	(6,658)	39,975	36,447	80,116	73,288

*	Other property income	(27)	(2)	(28)	(3)	141	110	500	355

	Asset management fees	-	-	-	-	(266)	(236)	(527)	(469)

	Total revenues	$(3,192)	(3,062)	(6,325)	(6,661)	$39,850	36,321	80,089	73,174

	Operating Expenses:
	Depreciation and amortization (including FF&E)	(859)	(847)	(1,761)	(1,605)	9,239	8,112	17,994	16,357

*	Operating and maintenance	(517)	(497)	(1,163)	(981)	6,254	5,930	12,741	12,047
*	Ground rent	(36)	(31)	(69)	(62)	72	65	141	137
	Straight-line rent on ground rent	(13)	(13)	(26)	(26)	-	-	-	20
	Above/below market ground rent amortization	-	-	-	-	11	9	20	19
	Property operating expense	(566)	(541)	(1,258)	(1,069)	6,337	6,004	12,902	12,223

*	Real estate taxes	(373)	(349)	(617)	(729)	4,553	4,482	9,446	8,965

	General & administrative, net (1)	-	-	-	-	79	75	151	160

	Other operating expenses	724	753	1,432	1,518	535	338	868	1,110

	Total operating expenses	$(1,074)	(984)	(2,204)	(1,885)	$20,743	19,011	41,361	38,815

	Other Expense, net:
	Gross interest expense	(381)	(430)	(760)	(888)	5,637	4,911	11,221	9,885
	Debt cost amortization	(10)	(13)	(23)	(28)	218	219	437	447
	Debt and derivative mark-to-market amortization	(13)	(13)	(27)	(27)	30	94	(69)	188
	Capitalized interest	-	-	-	-	(420)	-	(840)	-
	Interest income	28	38	55	69	(169)	(229)	(327)	(432)
	Interest expense, net	(376)	(418)	(755)	(874)	5,296	4,995	10,422	10,088

	Gain on sale of real estate	-	-	-	-	52	1	52	(4)

	Total other expense, net	$(376)	(418)	(755)	(874)	$5,348	4,996	10,474	10,084

	Share of NOI	$(2,200)	(2,036)	(4,404)	(4,730)	$28,438	25,572	56,384	59,035

* Component of Net Operating Income

(1)
General & administrative, net is referenced and reflected as G&A expense, net in earnings guidance on page 27.

Note

Noncontrolling interests represent limited partners’ interests in consolidated Real Estate Partnerships’ activities and Share of Share of Unconsolidated Real Estate Partnerships represents the Company’s share of investments in unconsolidated Real Estate Partnerships’ activities, of which each are included on a single line presentation in the Company’s consolidated financial statements in accordance with GAAP.

Supplemental Information 7

Supplemental Details of Same Property NOI (Pro-Rata)

For the Periods Ended June 30, 2025 and 2024

(in thousands)

	Three Months Ended		Year to Date
	2025	2024	2025	2024
Same Property NOI Detail:

Real Estate Revenues:
Base rent	$281,802	270,323	$561,207	539,400
Recoveries from tenants	99,778	93,527	199,627	187,064
Percentage rent	3,491	2,453	10,904	10,976
Termination fees	2,044	1,568	4,368	3,410
Uncollectible lease income	(1,443)	(2,148)	(1,964)	(3,507)
Other lease income	4,845	4,824	9,528	9,406
Other property income	3,901	2,225	6,613	4,900
Total real estate revenues	394,418	372,772	790,283	751,649

Real Estate Operating Expenses:
Operating and maintenance	62,800	61,931	130,757	126,074
Termination expense	-	(65)	-	5
Real estate taxes	51,188	49,658	101,682	98,124
Ground rent	3,542	3,652	7,263	7,889
Total real estate operating expenses	117,530	115,176	239,702	232,092

Same Property NOI	$276,888	257,596	$550,581	519,557
% change	7.5%		6.0%

Same Property NOI without Termination Fees	$274,844	255,963	$546,213	516,152
% change	7.4%		5.8%

Same Property NOI without Termination Fees or Redevelopments	$234,981	221,304	$467,862	446,123
% change	6.2%		4.9%

Percent Contribution to Same Property NOI Performance:
Base rent	4.5%		4.2%
Uncollectible lease income	0.3%		0.3%
Net expense recoveries	1.5%		1.0%
Other lease / property income	0.7%		0.4%
Percentage rent	0.4%		0.0%
Same Property NOI without Termination Fees (% impact)	7.4%		5.8%

Reconciliation of Net Income Attributable to Common Shareholders to Same Property NOI:

Net income attributable to common shareholders	$102,608	99,255	$208,782	205,616
Less:
Management, transaction, and other fees	(7,244)	(6,735)	(14,056)	(13,131)
Other (1)	(12,850)	(12,726)	(26,539)	(25,313)
Plus:
Depreciation and amortization	99,535	100,968	196,309	198,553
General and administrative	25,480	24,238	47,080	50,370
Other operating expense	1,944	3,066	3,632	5,709
Other expense, net	51,040	31,394	99,713	60,608
Equity in income of investments in real estate partnerships excluded from NOI (2)	14,679	13,258	28,130	26,947
Net income attributable to noncontrolling interests	2,328	2,261	4,594	5,145
Preferred stock dividends and issuance costs	3,413	3,413	6,826	6,826
NOI	280,933	258,392	554,471	521,330

Less non-same property NOI (3)	(4,045)	(796)	(3,890)	(1,773)
Same Property NOI	$276,888	257,596	$550,581	519,557
(1)
Includes straight-line rental income and expense, net of reserves, above and below market rent amortization, other fees, and noncontrolling interests.
(2)
Includes non-NOI income and expenses incurred at our unconsolidated Real Estate Partnerships, such as, but not limited to, straight-line rental income, above and below market rent amortization, depreciation and amortization, interest expense, and real estate gains and impairments.
(3)
Includes revenues and expenses attributable to Non-Same Property, Projects in Development, corporate activities, and noncontrolling interests.

Supplemental Information 8

Reconciliations of Non-GAAP Financial Measures

For the Periods Ended June 30, 2025 and 2024

(in thousands, except per share data)

	Three Months Ended		Year to Date
	2025	2024	2025	2024

Reconciliation of Net Income Attributable to Common Shareholders to Nareit FFO:

Net Income Attributable to Common Shareholders	$102,608	99,255	$208,782	205,616
Adjustments to reconcile to Nareit Funds From Operations (1):
Depreciation and amortization (excluding FF&E)	107,329	107,592	211,363	211,964
Loss (Gain) on sale of real estate, net of tax	346	(11,080)	245	(22,488)
Provision for impairment of real estate	1,262	-	1,262	-
Exchangeable operating partnership units	586	601	1,228	1,243
Nareit FFO	$212,131	196,368	$422,880	396,335

Nareit FFO per share (diluted)	$1.16	1.06	$2.31	2.14
Weighted average shares (diluted)	183,023	184,968	182,966	185,433

Reconciliation of Nareit FFO to Core Operating Earnings:

Nareit FFO	$212,131	196,368	$422,880	396,335
Adjustments to reconcile to Core Operating Earnings (1):
Not Comparable Items
Merger transition costs	-	2,133	-	4,694
Loss on early extinguishment of debt	-	-	-	180
Certain Non-Cash Items
Straight-line rent	(6,784)	(5,283)	(13,297)	(11,021)
Uncollectible straight-line rent	744	1,377	1,120	2,033
Above/below market rent amortization, net	(5,376)	(7,073)	(11,837)	(12,540)
Debt and derivative mark-to-market amortization	1,510	1,731	2,802	2,640
Core Operating Earnings	$202,225	189,253	$401,668	382,321

Core Operating Earnings per share (diluted)	$1.10	1.02	$2.20	2.06
Weighted average shares (diluted)	183,023	184,968	182,966	185,433

Reconciliation of Core Operating Earnings to AFFO:

Core Operating Earnings	$202,225	189,253	$401,668	382,321
Adjustments to reconcile to AFFO (1):
Operating capital expenditures	(32,524)	(33,886)	(56,277)	(54,738)
Debt cost and derivative adjustments	2,297	2,022	4,426	4,162
Stock-based compensation	5,455	4,662	10,898	9,302
AFFO	$177,453	162,051	$360,715	341,047
(1)
Includes Regency’s consolidated entities and its pro-rata share of unconsolidated Real Estate Partnerships, net of pro-rata share attributable to noncontrolling interests, which can be found on page 4 and 7.

Supplemental Information 9

Capital Expenditures and Additional Disclosures

For the Periods Ended June 30, 2025 and 2024

(in thousands)

	Three Months Ended		Year to Date
	2025	2024	2025	2024
Capital Expenditures:

Operating Properties (1)
Tenant allowance and landlord work	$19,616	23,039	$32,859	37,720
Leasing commissions	5,480	4,080	10,543	8,255
Leasing Capital Expenditures	25,096	27,119	43,402	45,975

Building improvements	7,428	6,767	12,875	8,763
Operating Capital Expenditures	$32,524	33,886	$56,277	54,738

Development & Redevelopment Properties (1)
Ground-up development	$41,466	14,937	$75,620	30,812
Redevelopment	31,949	36,558	64,701	61,756
Development & Redevelopment Expenditures	$73,415	51,495	$140,321	92,568

Reconciliation of Net Income to Nareit EBITDAre:

Net Income	$108,349	104,929	$220,202	217,587
Adjustments to reconcile to Nareit EBITDAre (2):
Interest expense	57,085	52,420	111,726	103,209
Income tax expense	263	93	384	273
Depreciation and amortization	108,774	109,080	214,303	214,910
Loss (Gain) on sale of real estate, net of tax	346	(11,080)	245	(22,488)
Provision for impairment of real estate	1,262	-	1,262	-
Nareit EBITDAre	$276,079	255,442	$548,122	513,491

Reconciliation of Nareit EBITDAre to Operating EBITDAre:

Nareit EBITDAre	$276,079	255,442	$548,122	513,491
Adjustments to reconcile to Operating EBITDAre (2):
Merger transition costs	-	2,133	-	4,694
Loss on early extinguishment of debt	-	-	-	180
Straight-line rent, net	(6,077)	(4,028)	(12,264)	(9,757)
Above/below market rent amortization, net	(5,392)	(7,087)	(11,796)	(12,552)
Operating EBITDAre	$264,610	246,460	$524,062	496,056
(1)
Includes Regency's consolidated entities and its pro-rata share of unconsolidated Real Estate Partnerships, net of pro-rata share attributable to noncontrolling interests.
(2)
Includes Regency's consolidated entities and its pro-rata share of unconsolidated Real Estate Partnerships.
Supplemental Information 10

Summary of Consolidated Debt

June 30, 2025 and December 31, 2024

(in thousands)

Total Debt Outstanding:	6/30/2025	12/31/2024
Notes Payable:
Fixed rate mortgage loans(1)	$639,664	$610,234
Variable rate mortgage loans	9,533	9,586
Fixed rate unsecured public debt	3,921,500	3,526,128
Fixed rate unsecured private debt	198,485	197,752
Unsecured credit facility:
Revolving line of credit	30,000	65,000
Total	$4,799,182	$4,408,700

Schedule of Maturities by Year:	Scheduled Principal Payments	Mortgage Loan Maturities	Unsecured Maturities (2)	Total	Weighted Average Contractual Interest Rate on Maturities
2025	$5,117	16,000	250,000	271,117	3.90%
2026	10,445	147,850	200,000	358,295	3.94%
2027	7,558	226,308	525,000	758,866	3.67%
2028	5,734	57,374	330,000	393,108	4.66%
2029	2,786	97,120	425,000	524,906	3.19%
2030	2,495	2,163	600,000	604,658	3.70%
2031	2,193	30,902	-	33,095	3.68%
2032	152	45,323	400,000	445,475	4.87%
2033	68	-	-	68	0.00%
2034	72	-	400,000	400,072	5.25%
>10 years	192	80	1,050,000	1,050,272	4.74%
Unamortized debt premium/(discount), net of issuance costs	-	(10,735)	(30,015)	(40,750)
	$36,812	612,385	4,149,985	4,799,182	4.18%

Percentage of Total Debt:	6/30/2025	12/31/2024
Fixed	99.2%	98.3%
Variable	0.8%	1.7%

Current Weighted Average Contractual Interest Rates:(3)
Fixed	4.2%	4.1%
Variable	5.5%	5.5%
Combined	4.2%	4.1%

Current Weighted Average Effective Interest Rate:(4)
Combined	4.5%	4.4%

Average Years to Maturity:
Fixed	7.1	7.4
Variable	2.8	3.2
(1)
Includes variable rate mortgage loans that have been fixed through interest rate swaps.
(2)
Includes unsecured public and private placement debt and any drawn balance on unsecured revolving line of credit.
(3)
Interest rates are calculated as of the quarter end.
(4)
Effective interest rates are calculated in accordance with US GAAP, as of the quarter end, and include the impact of debt premium/(discount) amortization, issuance cost amortization, interest rate swaps, and facility fees.

Supplemental Information 11

Details of Consolidated Debt

June 30, 2025 and December 31, 2024

(in thousands)

		Contractual		Effective
Lender	Collateral	Rate		Rate(1)	Maturity	6/30/2025	12/31/2024
Secured Debt - Fixed Rate Mortgage Loans
Prudential Insurance Company of America	Country Walk Plaza	3.91%			11/05/25	$16,000	$16,000
Metropolitan Life Insurance Company	Westbury Plaza	3.76%			02/01/26	88,000	88,000
M&T Bank	Cos Cob Plaza & Greenwich Commons	3.48%			10/01/26	8,224	8,409
PNC Bank	The Longmeadow Shops	5.56%			12/01/26	13,000	13,000
Santander Bank	Baederwood Shoppes	3.28%			12/19/26	24,365	24,365
TD Bank	Black Rock Shopping Center	6.03%			12/31/26	15,044	15,148
Voya Retire Insurance and Annuity Co.	Meadtown Shopping Center	3.85%			01/01/27	8,919	9,070
Voya Retire Insurance and Annuity Co.	Midland Park Shopping Center	3.85%			01/01/27	16,880	17,166
Voya Retire Insurance and Annuity Co.	Valley Ridge Shopping Center	3.85%			01/01/27	15,978	16,249
Voya Retire Insurance and Annuity Co.	Cedar Hill Shopping Center	3.85%			01/01/27	6,701	6,815
The Guardian Life Insurance of America	Willa Springs	3.81%			03/01/27	16,700	16,700
The Guardian Life Insurance of America	Alden Bridge	3.81%			03/01/27	26,000	26,000
The Guardian Life Insurance of America	Bethany Park Place	3.81%			03/01/27	10,200	10,200
The Guardian Life Insurance of America	Blossom Valley	3.81%			03/01/27	22,300	22,300
The Guardian Life Insurance of America	Dunwoody Hall	3.81%			03/01/27	13,800	13,800
The Guardian Life Insurance of America	Hasley Canyon Village	3.81%			03/01/27	16,000	16,000
PNC Bank	Fellsway Plaza	4.06%			06/02/27	34,013	34,300
M&T Bank	Ridgeway Shopping Center	3.40%			07/01/27	41,320	41,940
New York Life Insurance	Oak Shade Town Center	6.05%			05/10/28	2,818	3,253
Provident Bank	Washington Commons	4.83%			08/15/28	8,355	8,494
TD Bank	Brick Walk Shopping Center	6.71%			09/19/28	30,413	30,591
New York Life Insurance	Von's Circle Center	5.20%			10/10/28	3,059	3,475
Bank of New York Mellon	Putnam Plaza	4.81%			10/17/28	16,726	-
American United Life Insurance Company	Ferry Plaza	4.63%			04/01/29	8,303	8,471
M&T Bank	Old Kings Market	4.82%			04/03/29	22,361	22,607
Bank of New York Mellon	Lakeview Shopping Center	3.63%			06/25/29	10,545	10,680
State Farm	Brentwood Place	3.50%			09/01/29	43,500	-
The Prudential Insurance Company of America	Shops at Erwin Mill	5.71%			09/05/29	12,000	12,000
Bank of New York Mellon	McLean Plaza	5.74%			11/18/29	5,000	5,000
Tanglewood Shopping Center Co.	Tanglewood Shopping Center	5.05%			03/29/30	513	513
Tanglewood Shopping Center Co.	Tanglewood Shopping Center	4.55%			03/29/30	1,650	1,650
Security Life of Denver Insurance Co.	Newfield Green	3.89%			08/01/31	18,459	18,737
American United Life Insurance Company	Village Shopping Center	3.50%			11/01/31	19,485	19,705
RGA Reinsurance Company	Boonton Shopping Center	3.45%			01/01/32	10,241	10,358
Bank of New York Mellon	The Dock-Dockside & The Dock-Railside	3.05%			01/31/32	32,519	32,908
Bank of New York Mellon	High Ridge Center	5.55%			02/20/32	10,000	-
City of Rollingwood	Shops at Mira Vista	8.00%			03/01/32	145	151
First County Bank	Old Greenwich CVS	5.63%			06/01/37	821	846
JTS Capital	High Ridge Center	3.65%			03/01/25	-	8,825
PNC Bank	Circle Marina Center	2.54%			03/17/25	-	24,000
Unamortized premiums on assumed debt of acquired properties, net of issuance costs						(10,693)	(7,492)
Total Fixed Rate Mortgage Loans		4.10%		4.46%		$639,664	$610,234

Unsecured Debt
Debt Offering (8/17/15)	Fixed-rate unsecured	3.90%			11/01/25	$250,000	$250,000
Debt Placement (5/11/16)	Fixed-rate unsecured	3.81%			05/11/26	100,000	100,000
Debt Placement (8/11/16)	Fixed-rate unsecured	3.91%			08/11/26	100,000	100,000
Debt Offering (1/17/17)	Fixed-rate unsecured	3.60%			02/01/27	525,000	525,000
Debt Offering (3/9/18)	Fixed-rate unsecured	4.13%			03/15/28	300,000	300,000
Debt Offering (8/13/19)	Fixed-rate unsecured	2.95%			09/15/29	425,000	425,000
Debt Offering (5/13/20)	Fixed-rate unsecured	3.70%			06/15/30	600,000	600,000
Debt Offering (5/8/25)	Fixed-rate unsecured	5.00%			07/15/32	400,000	-
Debt Offering (1/18/24)	Fixed-rate unsecured	5.25%			01/15/34	400,000	400,000
Debt Offering (8/15/24)	Fixed-rate unsecured	5.10%			01/15/35	325,000	325,000
Debt Offering (1/17/17)	Fixed-rate unsecured	4.40%			02/01/47	425,000	425,000
Debt Offering (3/6/19)	Fixed-rate unsecured	4.65%			03/15/49	300,000	300,000
Revolving Line of Credit	Variable-rate unsecured	Adjusted SOFR + 0.685%	(2)		03/23/28	30,000	65,000
Unamortized debt discount and issuance costs						(30,015)	(26,120)
Total Unsecured Debt, Net of Discounts		4.19%		4.37%		$4,149,985	$3,788,880

Variable Rate Mortgage Loans
PNC Bank	Market at Springwoods Village	SOFR + 1.40%			03/28/27	$3,750	$3,750
Wells Fargo Bank	Orangetown Shopping Center	SOFR + 2.33%			10/01/28	5,825	5,885
Unamortized debt discount and issuance costs						(42)	(49)
Total Variable Rate Mortgage Loans		6.41%		6.69%		$9,533	$9,586

		4.18%		4.49%		$4,799,182	$4,408,700
(1)
Effective interest rates are calculated in accordance with US GAAP, as of the quarter end, and include the impact of debt premium/(discount) amortization, issuance cost amortization, interest rate swaps, and facility and unused fees.
(2)
The interest rate is SOFR plus a 0.10% market adjustment ("Adjusted SOFR") plus our applicable margin of 0.685%. Rate applies to drawn balance only. Additional annual facility fee of 0.115% applies to entire $1.5 billion line of credit. Expiration is subject to two additional six-month periods at the Company’s option.

Supplemental Information 12

Summary of Unsecured Debt Covenants and Leverage Ratios

June 30, 2025

(in thousands)

Outstanding Unsecured Public Debt:	Origination	Maturity	Rate	Balance
	08/17/15	11/01/25	3.900%	$250,000
	01/17/17	02/01/27	3.600%	$525,000
	03/09/18	03/15/28	4.125%	$300,000
	08/20/19	09/15/29	2.950%	$425,000
	05/13/20	06/15/30	3.700%	$600,000
	05/13/25	07/15/32	5.000%	$400,000
	01/18/24	01/15/34	5.250%	$400,000
	08/15/24	01/15/35	5.100%	$325,000
	01/17/17	02/01/47	4.400%	$425,000
	03/06/19	03/15/49	4.650%	$300,000

Unsecured Public Debt Covenants:	Required	6/30/2025	3/31/2025	12/31/2024	9/30/2024	6/30/2024

Fair Market Value Calculation Method Covenants(1)(2)

Total Consolidated Debt to Total Consolidated Assets	≤ 65%	28%	27%	27%	27%	27%
Secured Consolidated Debt to Total Consolidated Assets	≤ 40%	4%	4%	4%	4%	4%
Consolidated Income for Debt Service to Consolidated Debt Service	≥ 1.5x	4.6x	4.8x	4.9x	4.9x	4.8x
Unencumbered Consolidated Assets to Unsecured Consolidated Debt	>150%	374%	380%	396%	397%	394%

Ratios:		6/30/2025	3/31/2025	12/31/2024	9/30/2024	6/30/2024
Consolidated Only

Net debt to total market capitalization		26.0%	25.0%	24.1%	24.2%	27.0%
Net debt to real estate assets, before depreciation		32.2%	31.8%	30.8%	30.5%	30.8%
Net debt to total assets, before depreciation		29.6%	29.4%	28.4%	28.1%	28.3%

Net debt and preferreds to Operating EBITDAre - TTM		4.9x	4.9x	4.7x	4.7x	4.8x
Net debt and preferreds to Operating EBITDAre - TTM, adjusted(3)						4.8x
Fixed charge coverage		4.6x	4.7x	4.7x	4.9x	4.8x
Interest coverage		5.2x	5.3x	5.3x	5.6x	5.5x

Unsecured assets to total real estate assets		88.3%	88.3%	88.8%	87.9%	88.1%
Unsecured NOI to total NOI - TTM		89.4%	89.4%	89.3%	88.7%	89.3%
Unencumbered assets to unsecured debt		295%	306%	319%	321%	320%

Total Pro-Rata Share

Net debt to total market capitalization		28.3%	27.3%	26.4%	26.6%	29.5%
Net debt to real estate assets, before depreciation		33.8%	33.4%	32.5%	32.3%	32.4%
Net debt to total assets, before depreciation		31.0%	30.8%	30.0%	29.7%	29.8%

Net debt and preferreds to Operating EBITDAre - TTM		5.3x	5.3x	5.2x	5.2x	5.3x
Net debt and preferreds to Operating EBITDAre - TTM, adjusted(3)						5.2x
Fixed charge coverage		4.2x	4.3x	4.3x	4.5x	4.4x
Interest coverage		4.7x	4.8x	4.8x	5.1x	5.0x
(1)
For a complete listing of all Debt Covenants related to the Company’s Senior Unsecured Notes, as well as definitions of the above terms, please refer to the Company’s filings with the Securities and Exchange Commission.
(2)
Current period debt covenants are finalized and submitted after the Company’s most recent Form 10-Q or Form 10-K filing.
(3)
In light of the merger with UBP on August 18, 2023, adjusted debt metric calculations include legacy Regency results for the trailing 12 months and the annualized contribution from UBP post merger.

Supplemental Information 13

Summary of Unconsolidated Debt

June 30, 2025 and December 31, 2024

(in thousands)

Total Debt Outstanding:	6/30/2025	12/31/2024
Mortgage loans payable:
Fixed rate secured loans	$1,431,682	$1,459,373
Variable rate secured loans	87,311	69,379
Unsecured credit facility variable rate	48,300	35,800
Total	$1,567,293	$1,564,552

Schedule of Maturities by Year:	Scheduled Principal Payments	Mortgage Loan Maturities	Unsecured Maturities	Total	Weighted Average Contractual Interest Rate on Maturities	Regency's Pro Rata Share	Regency's Pro Rata Weighted Average Contractual Interest Rate on Maturities
2025	$3,872	114,234	-	118,106	3.57%	37,853	3.54%
2026	7,131	302,583	48,300	358,014	5.50%	127,471	5.71%
2027	7,303	32,800	-	40,103	2.60%	13,417	2.41%
2028	4,097	231,357	-	235,454	4.86%	81,640	4.98%
2029	2,855	104,434	-	107,289	5.00%	37,157	5.26%
2030	2,349	169,393	-	171,742	2.89%	68,586	2.89%
2031	958	352,240	-	353,198	3.13%	137,264	3.13%
2032	585	151,534	-	152,119	3.03%	60,239	3.07%
2033	406	-	-	406	0.00%	81	-
2034	210	37,497	-	37,707	6.11%	13,941	6.27%
Unamortized debt premium/(discount) and issuance costs (2)	-	(6,845)	-	(6,845)		(2,619)
	$29,766	1,489,227	48,300	1,567,293	4.11%	575,030	4.15%

Percentage of Total Debt:	6/30/2025	12/31/2024
Fixed	91.3%	93.3%
Variable	8.7%	6.7%

Current Weighted Average Contractual Interest Rates:(1)
Fixed	3.9%	3.9%
Variable	6.6%	6.8%
Combined	4.1%	4.1%

Current Weighted Average Effective Interest Rates:(2)
Combined	4.2%	4.2%

Average Years to Maturity:
Fixed	4.0	4.5
Variable	1.2	1.6
(1)
Interest rates are calculated as of the quarter end.
(2)
Effective interest rates are calculated in accordance with US GAAP, as of the quarter end, and include the impact of debt premium/(discount) amortization, issuance cost, amortization, interest rate swaps, and facility and unused fees.

Supplemental Information 14

Unconsolidated Real Estate Partnerships

June 30, 2025

(in thousands)

					Regency
Investment Partner and	Number of	Total	Total	Total	Ownership	Share	Investment	Equity
Portfolio Summary Abbreviation	Properties	GLA	Assets	Debt	Interest	of Debt	6/30/2025	in Income

State of Oregon
(JV-C2)	23	2,637	$651,219	$279,049	20.00%	$55,810	$67,132	$2,386
(JV-CCV)	1	602	99,097	74,841	30.00%	22,452	6,329	1,018
	24	3,239	750,316	353,890
GRI
(JV-GRI)	66	8,434	1,437,491	932,942	40.00%	373,177	131,529	20,763

Publix
(JV-O)	2	215	26,631	-	50.00%	-	13,040	913

Individual Investors
Ballard Blocks	2	249	115,773	-	49.90%	-	59,685	862
Bloom on Third	1	73	268,262	142,367	35.00%	49,829	45,713	937
Others(1)	8	1,090	248,537	138,094	11.80% - 83.00%	73,762	66,400	1,375

	103	13,300	$2,847,010	$1,567,293		$575,030	$389,828	$28,254
(1)
Effective January 1, 2025, Regency acquired its partner’s 33.3% share in a single property partnership for a total purchase price of $10.3 million. Upon acquisition, this property was consolidated into Regency’s financial statements.

Supplemental Information 15

Property Transactions

June 30, 2025

(in thousands)

Acquisitions:

Date	Property Name	Real Estate Partner (REG %)	Market	Total GLA	Regency's Share of Purchase Price	Weighted Average Cap Rate	Anchor(s)

Jan-25	Putnam Plaza (JV Buyout)		Carmel, NY	189	$10,332		Top's Friendly Market

Jan-25	Orange Meadow (Outparcel)		Orange, CT	6	$4,200

Mar-25	Brentwood Place		Nashville, TN	319	$118,500		TJ Maxx, Nordstrom Rack

May-25	Armonk Square	State of Oregon (20%)	NYC Metro	48	$5,250		DeCicco & Sons

	Property Total			562	$138,282	5.5%

Dispositions:

Date	Property Name	Real Estate Partner (REG %)	Market	Total GLA	Regency's Share of Purchase Price	Weighted Average Cap Rate	Anchor(s)

Jun-25	Van Houten Plaza		Passaic, NJ	42	$5,550		SuperFresh Supermarket

	Property Total			42	$5,550	6.2%

Supplemental Information 16

Summary of In-Process Developments and Redevelopments

June 30, 2025

(in thousands)

In-Process Developments and Redevelopments (1)
Shopping Center	0	Market	Grocer/Anchor Tenant	Center % Leased	Project Start	Est Initial Rent Commencement(a)	Est Stabilization Year(b)	Net Project Costs(c)	% of Costs Incurred	Stabilized Yield(d)
Ground-up Developments				80%	0			$229M	71%	7% +/-
Sienna Grande Shops (2)(3)	0	Houston, TX	Retail	65%	Q2-2023	1H-2025	2028	$9M	84%	8% +/-
The Shops at SunVet (2)	0	Long Island, NY	Whole Foods	74%	Q2-2023	1H-2026	2027	$93M	79%	7% +/-
The Shops at Stone Bridge (2)	0	Cheshire, CT	Whole Foods	85%	Q1-2024	1H-2026	2027	$68M	71%	7% +/-
Jordan Ranch Market (2)(3)	0	Houston, TX	H-E-B	84%	Q3-2024	1H-2026	2027	$23M	51%	7% +/-
Oakley Shops at Laurel Fields (2)	0	Bay Area, CA	Safeway	85%	Q3-2024	1H-2026	2027	$35M	58%	7% +/-
Redevelopments				95%	0			$289M	47%	10% +/-
Bloom on Third (3)(4)	0	Los Angeles, CA	Whole Foods	60%	Q4-2022	2H-2026	2027	$25M	65%	15% +/-
Serramonte Center - Phase 3	0	San Francisco, CA	Jagalchi	97%	Q2-2023	1H-2025	2026	$37M	40%	11% +/-
Circle Marine Shops & Marketplace	0	Los Angeles, CA	Sprouts	85%	Q3-2023	2H-2024	2025	$15M	87%	9% +/-
Avenida Biscayne	0	Miami, FL	Retail	84%	Q4-2023	1H-2025	2026	$22M	71%	11% +/-
Cambridge Square	0	Atlanta, GA	Publix	99%	Q4-2023	2H-2025	2026	$14M	84%	7% +/-
Anastasia Plaza	0	Jacksonville, FL	Publix	98%	Q3-2024	2H-2025	2026	$16M	61%	6% +/-
East Meadow Plaza - Phase 1	0	Long Island, NY	Lidl	87%	Q3-2024	2H-2025	2026	$12M	53%	17% +/-
West Chester Plaza	0	Cincinnati, OH	Kroger	95%	Q4-2024	2H-2027	2028	$15M	34%	8% +/-
Willows Shopping Center	0	Bay Area, CA	Retail	97%	Q4-2024	1H-2026	2027	$17M	18%	9% +/-
The Crossing Clarendon		Metro DC	Barnes & Noble	93%	Q2-2025	1H-2026	2027	$14M	5%	7% +/-
Various Redevelopments (est costs < $10 million individually)				95%				$103M	37%	13% +/-
Total In-Process (In Construction)					0			$518M	58%	9% +/-

In-Process Development and Redevelopment Descriptions		0
Ground-up Developments		0
Sienna Grande Shops	0	Phase 1 features approximately 30K SF of shop space and outparcels in a master-planned development outside of Houston, TX, ranked among the top-selling communities nationally.
The Shops at SunVet	0	Located in Long Island, NY, the project will transform a vacant enclosed mall into a 170K SF open-air center featuring Whole Foods, junior anchors, shop space, and outparcels.
The Shops at Stone Bridge	0	A 155K SF development anchored by a 40K SF Whole Foods, junior anchors, shop space, and outparcels located in the Stone Bridge Crossing master planned community in Cheshire, CT.
Jordan Ranch Market	0	Located outside of Houston, TX, within the Jordan Ranch master planned community, the 162K development will feature the market-leading grocer, H-E-B, plus 40K SF of shop space.
Oakley Shops at Laurel Fields	0	Located in the Bay Area, the 78K SF development of a traditional neighborhood center will include a 55K SF Safeway grocer and 23K SF of shop space.
Redevelopments		0
Bloom on Third	0	Redevelopment in Los Angeles, CA, which includes new retail space and a ground lease for mid-rise luxury apartments constructed and operated by a leading multifamily developer.
Serramonte Center - Phase 3	0	Former J.C. Penney box and two exterior pads. The former J.C. Penney box will feature Jagalchi, a leading Asian grocer with locations in South Korea, China, and the US.
Circle Marine Shops & Marketplace	0	Acquired in 2019 with the intention of redevelopment, the project includes a 23K SF prototype for Sprouts Farmers Market, reconfigured shop space, and extensive site improvements.
Avenida Biscayne	0	A boutique retail project in Aventura, FL, that includes transformation of the property into three separate retail buildings, featuring first-class shop space and restaurants.
Cambridge Square	0	Transformational redevelopment adding a best-in-class grocer and featuring extensive improvement to the site and existing facades.
Anastasia Plaza	0	Redevelopment to include a complete rebuild of the grocer box, anchored by a 58K SF Publix and 45K SF of shop space, plus extensive improvements to the site and existing facades.
East Meadow Plaza - Phase 1	0	Acquired in 2022 with the intention of redevelopment. Phase 1 includes various site improvements, complete facade renovation, and reconfigured space for leading retailers.
West Chester Plaza	0	Redevelopment includes a new 123K SF Kroger and multiple shop buildings. The project will be staggered to accommodate continuous operation of Kroger in its existing location.
Willows Shopping Center	0	Redevelopment will revitalize the existing shopping center and include extensive site reconfiguration, construction of a new 14k SF building, and enhanced façades.
The Crossing Clarendon		Reconfiguration of a two-level junior anchor box, with multiple leading retailers, plus façade enhancements and other site improvements.
Various Redevelopments (est costs < $10 million individually)		Various Redevelopment properties where estimated incremental costs at each project are less than $10 million.

Supplemental Information 17

Development and Redevelopment Current Year Completions

June 30, 2025

(in thousands)

Current Year Development and Redevelopment Completions
Shopping Center	Market	Project Start	Est Initial Rent Commencement(a)	Est Stabilization Year(b)	Net Project Costs(c)	% of Costs Incurred	Stabilized Yield(d)
Ground-up Developments					$10M	94%	10% +/-
Baybrook East - Phase 1B (2)(3)	Houston, TX	Q2-2022	2H-2023	2026	$10M	94%	10% +/-
Redevelopments					$17M	92%	22% +/-
Redevelopment Completion (est costs < $10 million individually)					$17M	92%	22% +/-
Total Completions					$27M	93%	18% +/-
(a)
Estimated Initial Rent Commencement represents the estimated date that the anchor or first tenants at each project will rent commence.
(b)
Estimated Stabilization Year represents the estimated year that the project will reach the stated stabilized yield on an annualized basis.
(c)
Represents Regency's pro-rata share of net project costs.
(d)
A stabilized yield for a redevelopment property represents the incremental NOI (estimated stabilized NOI less NOI prior to project commencement) divided by the total project costs.

(1)
Scope, economics and timing of development and redevelopment projects can change materially from estimates provided.
(2)
Ground-up development or redevelopment that is excluded from the Same Property NOI pool.
(3)
Estimated costs represent Regency's pro-rata share: Baybrook East (50%); Sienna Grande Shops (75%); Jordan Ranch Market (50%); and Bloom on Third (35%)
(4)
GLA and % Leased represents: Bloom on Third – fully redeveloped center (existing center is 73k SF and 100% leased)

Note: Regency’s Estimate of Net GAAP Project Costs, after additional interest and overhead capitalization, is $570M for Ground-up Developments and Redevelopments In-Process. Percent of costs incurred is 59% for Ground-up Developments and Redevelopments In-Process.

Supplemental Information 18

Leasing Statistics

June 30, 2025

(Retail Operating Properties Only)

Leasing Statistics - Comparable
Total	Leasing Transactions	GLA (in 000s)	New Base Rent/Sq. Ft	Rent Spread % (Cash)	Rent Spread % (Straight-lined)	Weighted Avg. Lease Term	Tenant Allowance & Landlord Work /Sq. Ft.
2nd Quarter 2025	422	1,915	$26.29	10.0%	19.3%	5.9	$7.21
1st Quarter 2025	384	1,409	28.22	8.1%	18.6%	5.4	6.22
4th Quarter 2024	426	2,298	27.49	10.8%	20.2%	6.1	9.28
3rd Quarter 2024	404	1,802	24.86	9.3%	20.7%	6.3	7.33
Total - 12 months	1,636	7,424	$26.67	9.7%	19.7%	6.0	$7.66

New Leases	Leasing Transactions	GLA (in 000s)	New Base Rent/Sq. Ft	Rent Spread % (Cash)	Rent Spread % (Straight-lined)	Weighted Avg. Lease Term	Tenant Allowance & Landlord Work /Sq. Ft.
2nd Quarter 2025	102	307	$36.73	14.4%	27.7%	9.9	$46.36
1st Quarter 2025	84	187	38.29	8.8%	22.7%	8.0	42.52
4th Quarter 2024	101	328	34.40	15.9%	31.4%	9.0	58.79
3rd Quarter 2024	98	249	32.25	10.8%	26.3%	8.7	49.39
Total - 12 months	385	1,071	$35.24	12.8%	27.4%	9.0	$50.06

Renewals	Leasing Transactions	GLA (in 000s)	New Base Rent/Sq. Ft	Rent Spread % (Cash)	Rent Spread % (Straight-lined)	Weighted Avg. Lease Term	Tenant Allowance & Landlord Work /Sq. Ft.
2nd Quarter 2025	320	1,608	$24.54	8.9%	17.2%	5.3	$0.64
1st Quarter 2025	300	1,222	26.66	7.9%	17.6%	5.0	0.58
4th Quarter 2024	325	1,969	26.37	9.8%	17.9%	5.6	1.29
3rd Quarter 2024	306	1,553	23.69	9.0%	19.5%	5.9	0.63
Total - 12 months	1,251	6,352	$25.29	9.0%	18.0%	5.5	$0.82

Leasing Statistics - Comparable and Non-comparable
Total	Leasing Transactions	GLA (in 000s)	New Base Rent/Sq. Ft			Weighted Avg. Lease Term	Tenant Allowance & Landlord Work /Sq. Ft.
2nd Quarter 2025	491	2,098	$27.28			5.8	$10.27
1st Quarter 2025	443	1,593	28.73			5.7	12.24
4th Quarter 2024	511	2,673	27.41			6.4	16.02
3rd Quarter 2024	498	2,274	25.02			6.5	14.16
Total - 12 months	1,943	8,638	$26.99			6.2	$13.40

Notes:

•
Represents Regency's consolidated and pro-rata share of real estate partnerships. Number of leasing transactions and GLA leased reported at 100%; All other statistics reported at pro-rata share.
•
All amounts reported at execution.
•
Rent Spreads are calculated on a comparable-space, cash basis for new and renewal leases executed and include all leasing transactions, including spaces vacant > 12 months.
•
Rent Spreads % (Cash) represent the percentage change between the initial 12 months of rent of the executed lease and the last contractual rent as of the move out date of the prior lease.
•
Rent Spreads % (Straight-lined) represent the percentage change between the average rent over the duration of the executed lease and the average rent over the duration of the prior lease.
•
Tenant Allowance & Landlord Work includes costs for landlord work required to return space to a baseline condition, as well as tenant allowances and improvements as it relates to a specific lease.
Supplemental Information 19

New Lease Net Effective Rent and Leases Signed Not Yet Commenced

June 30, 2025

(Retail Operating Properties Only)

New Lease Net Effective Rent (1)

	Trailing Twelve Months	Three Months Ended
	6/30/2025	6/30/2025	3/31/2025	12/31/2024	9/30/2024	6/30/2024
New Leases weighted avg. over lease term:

Base rent	$36.58	$42.01	$38.91	$35.68	$32.23	$41.26

Tenant allowance and landlord work (2)	(6.11)	(6.00)	(5.57)	(6.68)	(5.91)	(6.78)

Third party leasing commissions	(1.25)	(1.40)	(1.44)	(1.22)	(1.06)	(1.21)

Net Effective Rent	$29.22	$34.62	$31.90	$27.79	$25.26	$33.27

Net effective rent/base rent	80%	82%	82%	78%	78%	81%

Weighted avg. lease term (years)	9.2	9.5	8.4	9.4	9.3	9.0

Percent of New Leases by Anchor & Shop

Anchor	33%	27%	28%	35%	40%	22%

Shop	67%	73%	72%	65%	60%	78%

Leases Signed Not Yet Commenced (3)

As of 6/30/2025:	Leases	GLA (in 000s)	Annual ABR ($ in 000s)	Annual ABR ($ PSF)

Anchor	25	612	$13,153	$22.30

Shop	285	744	25,148	39.86

Total	310	1,356	$38,301	$31.37
(1)
Includes comparable and non-comparable leasing transactions.
(2)
Tenant Allowance & Landlord Work includes costs for landlord work required to return space to a baseline condition, as well as tenant allowances and improvements as it relates to a specific lease.
(3)
Only represents leases on spaces that are currently vacant.

Note: Represents Regency's wholly owned and pro-rata share of real estate partnerships, except GLA which is shown at 100%.

Supplemental Information 20

Annual Base Rent by State

June 30, 2025

(in thousands)

State	Number of Properties	GLA	% Leased(1)	ABR	ABR/Sq. Ft.	% of Number of Properties	% of GLA	% of ABR
California	72	9,258	95.8%	$276,921	$31.12	14.9%	18.8%	22.9%
Florida	92	10,780	97.2%	229,111	21.93	19.0%	21.9%	19.0%
New York	48	3,727	94.2%	109,245	30.20	9.9%	7.6%	9.0%
Connecticut	44	4,005	94.6%	104,082	27.45	9.1%	8.1%	8.6%
Texas	33	3,826	96.6%	79,716	21.58	6.8%	7.8%	6.6%
Georgia	22	2,125	95.7%	51,514	25.13	4.6%	4.3%	4.3%
Virginia	20	1,646	97.0%	49,340	30.89	4.1%	3.3%	4.1%
New Jersey	20	1,662	96.1%	39,533	24.75	4.1%	3.4%	3.3%
North Carolina	17	1,610	97.7%	37,184	23.70	3.5%	3.3%	3.1%
Washington	17	1,267	96.0%	36,083	29.64	3.5%	2.6%	3.0%
Illinois	11	1,355	98.0%	30,005	22.50	2.3%	2.8%	2.5%
Massachusetts	8	898	96.8%	28,132	32.24	1.7%	1.8%	2.3%
Colorado	19	1,408	97.1%	24,755	17.99	3.9%	2.9%	2.0%
Pennsylvania	10	713	96.6%	19,485	28.01	2.1%	1.4%	1.6%
Maryland	11	622	98.2%	18,580	30.93	2.3%	1.3%	1.5%
Ohio	8	1,227	98.8%	16,926	13.96	1.7%	2.5%	1.4%
Oregon	8	778	96.0%	16,710	22.22	1.7%	1.6%	1.4%
Minnesota	5	390	78.4%	6,764	22.17	1.0%	0.8%	0.6%
Indiana	3	345	98.6%	6,391	18.82	0.6%	0.7%	0.5%
Tennessee	4	638	98.2%	12,026	19.24	0.8%	1.3%	1.0%
Delaware	2	255	96.3%	4,529	18.59	0.4%	0.5%	0.4%
Missouri	4	408	99.0%	4,513	11.16	0.8%	0.8%	0.4%
South Carolina	2	83	100.0%	2,279	27.48	0.4%	0.2%	0.2%
Rhode Island	1	111	98.7%	2,319	21.13	0.2%	0.2%	0.2%
Washington, D.C.	2	30	100.0%	1,591	53.79	0.4%	0.1%	0.1%
Total All Properties	483	49,166	96.2%	$1,207,732	$25.45	100%	100%	100%

Note: Represents Regency's consolidated and pro-rata share of real estate partnerships.

(1)
Includes Properties in Development and leases that are executed but have not commenced.

Supplemental Information 21

Annual Base Rent by CBSA

June 30, 2025

(in thousands)

Largest CBSAs by Population(1)	Number of Properties	GLA	% Leased(2)	ABR	ABR/Sq. Ft.	% of Number of Properties	% of GLA	% of ABR
1) New York-Newark-Jersey City	65	5,009	94.7%	$143,707	$30.29	13.5%	10.2%	11.9%
2) Los Angeles-Long Beach-Anaheim	25	2,549	97.6%	$80,306	$32.26	5.2%	5.2%	6.6%
3) Chicago-Naperville-Elgin	12	1,645	98.4%	$35,238	$21.79	2.5%	3.3%	2.9%
4) Dallas-Fort Worth-Arlington	11	913	97.6%	$20,932	$23.47	2.3%	1.9%	1.7%
5) Houston-Woodlands-Sugar Land	16	2,028	96.2%	$39,696	$20.36	3.3%	4.1%	3.3%
6) Washington-Arlington-Alexandri	26	1,832	97.6%	$57,375	$32.09	5.4%	3.7%	4.8%
7) Atlanta-SandySprings-Alpharett	22	2,125	95.7%	$51,514	$25.34	4.6%	4.3%	4.3%
8) Philadelphia-Camden-Wilmington	10	1,165	95.8%	$24,673	$22.09	2.1%	2.4%	2.0%
9) Miami-Ft Lauderdale-Pompano Beach	40	5,170	96.3%	$123,138	$24.73	8.3%	10.5%	10.2%
10) Phoenix-Mesa-Chandler	-	-	-	-	-	-	-	-
11) Boston-Cambridge-Newton	8	910	97.5%	$27,362	$30.83	1.7%	1.9%	2.3%
12) San Francisco-Oakland-Berkeley	19	3,418	93.1%	$100,506	$31.57	3.9%	7.0%	8.3%
13) Riverside-San Bernardino-Ontario	1	99	100.0%	$3,272	$33.14	0.2%	0.2%	0.3%
14) Detroit-Warren-Dearborn	-	-	-	-	-	-	-	-
15) Seattle-Tacoma-Bellevue	17	1,267	96.0%	$36,083	$29.66	3.5%	2.6%	3.0%
16) Minneapolis-St. Paul-Bloomington	5	390	78.4%	$6,764	$22.15	1.0%	0.8%	0.6%
17) San Diego-Chula Vista-Carlsbad	10	1,370	97.9%	$43,677	$32.56	2.1%	2.8%	3.6%
18) Tampa-St Petersburg-Clearwater	9	1,296	98.9%	$27,648	$21.57	1.9%	2.6%	2.3%
19) Denver-Aurora-Lakewood	11	940	97.6%	$16,266	$17.72	2.3%	1.9%	1.3%
20) Baltimore-Columbia-Towson	4	267	97.5%	$7,433	$28.60	0.8%	0.5%	0.6%
21) Orlando-Kissimmee-Sanford	7	833	95.6%	$16,729	$21.03	1.4%	1.7%	1.4%
22) St. Louis	4	408	99.0%	$4,513	$11.16	0.8%	0.8%	0.4%
23) Charlotte-Concord-Gastonia	4	609	97.4%	$15,577	$26.28	0.8%	1.2%	1.3%
24) San Antonio-New Braunfels	-	-	-	-	-	-	-	-
25) Portland-Vancouver-Hillsboro	5	436	95.0%	$9,690	$23.41	1.0%	0.9%	0.8%
26) Austin-Round Rock-Georgetown	6	885	96.5%	$19,088	$22.36	1.2%	1.8%	1.6%
27) Sacramento-Roseville-Folsom	4	318	99.4%	$7,496	$23.73	0.8%	0.6%	0.6%
28) Pittsburgh	-	-	-	-	-	-	-	-
29) Las Vegas-Henderson-Paradise	-	-	-	-	-	-	-	-
30) Cincinnati	5	902	98.3%	$12,802	$14.43	1.0%	1.8%	1.1%
31) Kansas City	-	-	-	-	-	-	-	-
32) Indianapolis-Carmel-Anderson	2	56	91.6%	$1,158	$22.78	0.4%	0.1%	0.1%
33) Nashville-Davidson-Murfreesboro-Franklin	4	638	98.2%	$12,026	$19.21	0.8%	1.3%	1.0%
34) Cleveland-Elyria	-	-	-	-	-	-	-	-
35) San Jose-Sunnyvale-Santa Clara	6	646	96.8%	$21,157	$33.85	1.2%	1.3%	1.8%
36) Virginia Beach-Norfolk-Newport News	-	-	-	-	-	-	-	-
37) Jacksonville	20	1,925	99.5%	$35,072	$18.31	4.1%	3.9%	2.9%
38) Providence-Warwick	-	-	-	-	-	-	-	-
39) Milwaukee-Waukesha	-	-	-	-	-	-	-	-
40) Raleigh-Cary	9	703	98.3%	$16,164	$23.37	1.9%	1.4%	1.3%
41) Oklahoma City	-	-	-	-	-	-	-	-
42) Memphis	-	-	-	-	-	-	-	-
43) Salt Lake City	-	-	-	-	-	-	-	-
44) Louisville/Jefferson County	-	-	-	-	-	-	-	-
45) New Orleans-Metairie	-	-	-	-	-	-	-	-
46) Hartford-E Hartford-Middletown	2	302	97.3%	$6,192	$21.09	0.4%	0.6%	0.5%
47) Buffalo-Cheektowaga	-	-	-	-	-	-	-	-
48) Birmingham-Hoover	-	-	-	-	-	-	-	-
49) Grand Rapids-Kentwood	-	-	-	-	-	-	-	-
50) Tucson	-	-	-	-	-	-	-	-
Top 50 CBSAs by Population	389	41,052	96.4%	$1,023,256	$25.77	80.5%	83.5%	84.7%

CBSAs Ranked 51 - 75 by Population	54	4,509	95.0%	$123,904	$28.85	11.2%	9.2%	10.3%

CBSAs Ranked 76 - 100 by Population	18	1,563	96.4%	$26,375	$17.45	3.7%	3.2%	2.2%

Other CBSAs	22	2,041	95.8%	$34,198	$17.52	4.6%	4.2%	2.8%

Total All Properties	483	49,166	96.2%	$1,207,732	$25.45	100.0%	100.0%	100.0%

Note: Represents Regency's consolidated and pro-rata share of real estate partnerships

(1)
Population Data Source: ESRI
(2)
Includes Properties in Development and leases that are executed but have not commenced.

Supplemental Information 22

Annual Base Rent By Tenant Category

June 30, 2025

Tenant Category Exposure	% of ABR(1)
Grocery	20%
Restaurant - Quick Service/Fast Casual	13%
Personal Services	7%
Medical	7%
Restaurant - Full Service	6%
Fitness	5%
Off-Price	5%
Apparel/Accessories	5%
Banks	4%
Business Services	4%
Hobby/Sports	3%
Pet	3%
Home	3%
Pharmacy	3%
Other	3%
Office/Communications	2%
Home Improvement/Auto	2%
Liquor/Wine/Beer	2%
Beauty/Cosmetics	1%
Entertainment	1%

Anchor/Shop Exposure	% of ABR
Shop	58%
Anchor	42%
(1)
Represents Regency's consolidated and pro-rata share of real estate partnerships; includes properties in development, excludes leases that are executed but have not rent commenced.

Supplemental Information 23

Significant Tenant Rents

(Includes Tenants ≥ 0.5% of ABR)

June 30, 2025

(in thousands)

#	Tenant	Tenant GLA	% of Company-Owned GLA	Total Annualized Base Rent	% of Total Annualized Base Rent	Total # of Leased Stores
1	Publix	2,925	5.9%	$34,164	2.8%	67
2	TJX Companies, Inc.(1)	1,816	3.7%	33,265	2.8%	75
3	Albertsons Companies, Inc.(2)	2,060	4.2%	33,135	2.7%	52
4	Amazon/Whole Foods	1,296	2.6%	31,152	2.6%	39
5	Kroger Co.(3)	2,933	6.0%	30,857	2.6%	52
6	Ahold Delhaize(4)	924	1.9%	22,920	1.9%	20
7	CVS	760	1.5%	20,567	1.7%	63
8	JPMorgan Chase Bank	183	0.4%	11,380	0.9%	60
9	L.A. Fitness Sports Club	516	1.0%	11,242	0.9%	14
10	Trader Joe's	311	0.6%	11,241	0.9%	30
11	Nordstrom(5)	402	0.8%	11,009	0.9%	12
12	Starbucks	151	0.3%	9,705	0.8%	96
13	Ross Dress For Less	587	1.2%	9,701	0.8%	25
14	H.E. Butt Grocery Company(6)	653	1.3%	9,400	0.8%	8
15	Gap, Inc.(7)	262	0.5%	8,705	0.7%	21
16	Target	771	1.6%	8,587	0.7%	7
17	Bank of America	149	0.3%	8,563	0.7%	40
18	Wells Fargo Bank	138	0.3%	7,996	0.7%	46
19	JAB Holding Company(8)	173	0.4%	7,272	0.6%	60
20	Walgreens Boots Alliance(9)	266	0.5%	6,989	0.6%	24
21	Petco Health & Wellness Company, Inc.(10)	275	0.6%	6,762	0.6%	26
22	Xponential Fitness(11)	160	0.3%	6,414	0.5%	96
23	Kohl's	526	1.1%	6,389	0.5%	7
24	Ulta	199	0.4%	5,919	0.5%	23
25	Five Below	199	0.4%	5,698	0.5%	26
	Top Tenants	18,635	37.8%	$359,032	29.7%	989

(1)
TJ Maxx 28 / Marshalls 24 / Homegoods 20 / Homesense 2 / Sierra Trading Post 1
(2)
Safeway 21 / VONS 8 / Acme 7 / Albertson's 4 / Shaw's 3 / Tom Thumb 3 / Randalls 2 / Star Market 1 / Pavilions 1 / King's Food Market 1 / Jewel-Osco 1
(3)
Kroger 19 / King Soopers 11 / Ralphs 9 / Harris Teeter 8 / Mariano's Fresh Market 3 / Quality Food Centers 2
(4)
Stop & Shop 10 / Giant 9 / Food Lion 1
(5)
Nordstrom Rack 12
(6)
H.E.B. 7 / Central Market 1
(7)
Old Navy 12 / Athleta 3 / The Gap 4 / Banana Republic 2
(8)
Panera 29 / Peet's' Coffee & Tea 11 / Einstein Bros Bagels 10 / Bruegger's Bagel 4 / Krispy Kreme 3 / Noah's NY Bagels 3
(9)
Walgreens 23 / Duane Reade 1
(10)
Petco 23 / Unleashed by Petco 3
(11)
Club Pilates 48 / Pure Barre 16 / Stretchlab 13 / Yoga Six 8 / Row House 4 / Cyclebar 5 / BFT 2

Note: Represents Regency's consolidated and pro-rata share of real estate partnerships, includes properties in development and leases that are executed but have not rent commenced. Amounts may not foot due to rounding.

Supplemental Information 24

Tenant Lease Expirations

June 30, 2025

(GLA in thousands)

	Anchor Tenants
Year	GLA	Percent of GLA	Percent of Total ABR(1)	ABR
MTM(2)	63	0.1%	0.0%	$6.27
2025	392	0.8%	0.4%	12.86
2026	2,408	5.1%	3.1%	15.47
2027	3,807	8.1%	5.5%	17.23
2028	3,662	7.8%	5.4%	17.57
2029	4,433	9.5%	5.9%	15.65
2030	3,755	8.0%	5.7%	17.88
2031	1,718	3.7%	2.5%	17.40
2032	1,011	2.2%	1.5%	17.96
2033	1,145	2.4%	1.9%	19.97
2034	986	2.1%	1.5%	18.02
10 Year Total	23,380	50.0%	33.6%	$17.02
Thereafter	5,932	12.7%	8.7%	17.48
	29,312	62.6%	42.3%	$17.11

	Shop Tenants
Year	GLA	Percent of GLA	Percent of Total ABR(1)	ABR
MTM(2)	258	0.6%	0.6%	$27.38
2025	637	1.4%	2.0%	36.78
2026	2,179	4.7%	6.9%	37.53
2027	2,560	5.5%	8.1%	37.59
2028	2,431	5.2%	8.1%	39.65
2029	2,254	4.8%	7.5%	39.37
2030	2,013	4.3%	6.7%	39.31
2031	1,078	2.3%	3.6%	39.13
2032	1,040	2.2%	3.6%	41.03
2033	946	2.0%	3.2%	40.19
2034	808	1.7%	2.9%	42.82
10 Year Total	16,206	34.6%	53.2%	$38.89
Thereafter	1,271	2.7%	4.5%	42.29
	17,477	37.4%	57.7%	$39.14

		All Tenants
Year	GLA	Percent of GLA	Percent of Total ABR(1)	ABR
MTM(2)	321	0.7%	0.6%	$23.27
2025	1,030	2.2%	2.4%	27.67
2026	4,587	9.8%	10.0%	25.95
2027	6,367	13.6%	13.6%	25.42
2028	6,093	13.0%	13.6%	26.38
2029	6,687	14.3%	13.3%	23.65
2030	5,768	12.3%	12.3%	25.36
2031	2,796	6.0%	6.1%	25.77
2032	2,050	4.4%	5.1%	29.66
2033	2,092	4.5%	5.1%	29.12
2034	1,794	3.8%	4.4%	29.19
10 Year Total	39,586	84.6%	86.7%	$25.97
Thereafter	7,203	15.4%	13.3%	21.86
	46,789	100%	100%	$25.34

Notes: Reflects commenced leases only. Does not account for contractual rent steps and assumes that no tenants exercise renewal options. Amounts may not foot due to rounding.

(1)
Total Annual Base Rent ("ABR") excludes additional rent such as percentage rent, common area maintenance, real estate taxes, and insurance reimbursements. Represents Regency's consolidated and pro-rata share of real estate partnerships.
(2)
Month to month lease or in process of renewal.

Supplemental Information 25

Components of Net Asset Value (NAV)

As of June 30, 2025

(unaudited and in thousands)

Real Estate: Operating
Operating Portfolio NOI Excluding Straight-line Rent and Above/Below Market Rent - Current Quarter
Consolidated NOI (page 6)	$254,695
Share of Unconsolidated JV NOI (page 7)	$28,438
Less: Noncontrolling Interests (page 7)	$(2,200)
NOI	$280,933

Quarterly Base Rent From Leases Signed But Not Yet Rent-Paying
Retail Operating Properties Excluding In-Process Redevelopments (Quarterly)	$6,277
Retail Operating Properties Including In-Process Redevelopments (Quarterly)	$9,575

Real Estate: In-Process Ground-Up Developments and Redevelopments
In-Process Ground-Up Development
REG's Estimated Net Project Costs (page 17)	$229,000
Stabilized Yield (page 17)	7%
Annualized Proforma Stabilized NOI	$16,030
% of Costs Incurred (page 17)	71%
Construction in Progress	$162,590

NOI from In-Process Ground-Up Development - Current Quarter
In-place NOI from Current Year Ground-Up Development Completions	$193
In-place NOI from In-Process Ground-Up Developments	$273

In-Process Redevelopment Projects
REG's Estimated Net Project Costs (page 17)	$289,000
Stabilized Yield (page 17)	10%
Annualized Proforma Stabilized NOI	$28,900
% of Costs Incurred (page 17)	47%
Construction in Progress	$135,830

NOI from In-Process Redevelopment - Current Quarter
In-place NOI from Current Year Redevelopment Completions	$65
In-place NOI from In-Process Redevelopments	$167

Fee Income
Third-Party Management Fees and Commissions - Current Quarter (page 6)	$7,244
Less: Share of JV's Total fee income - Current Quarter (page 7)	$(266)

Other Assets
Estimated Market Value of Land & Non-income Producing Assets
Land held for sale or future development	$32,277
Outparcels at retail operating properties	$6,839
Non-income producing assets	$11,100
Total Estimated Market Value of Land & Non-income Producing Assets	$50,216

Regency's Pro-Rata Share (page 3 & 4)
Cash and Cash Equivalents	$114,600
Tenant and other receivables, excluding Straight line rent receivables	$95,396
Other Assets, excluding Goodwill	$248,564

Liabilities
Regency's Pro-Rata Share (page 3 & 4)
Notes payable	$5,347,114
Accounts payable and other liabilities	$407,116
Tenants' security, escrow deposits	$88,936
Preferred Stock	$225,000

Common Shares and Equivalents Outstanding
Common Shares and Equivalents Issued and Outstanding (page 1)	182,619

Supplemental Information 26

Earnings Guidance

June 30, 2025

Full Year 2025 Guidance (in thousands, except per share data)	YTD Actual	Current 2025 Guidance	Prior 2025 Guidance

Net Income Attributable to Common Shareholders per diluted share	$1.15	$2.28 - $2.32	$2.25 - $2.31

Nareit Funds From Operations (“Nareit FFO”) per diluted share	$2.31	$4.59 - $4.63	$4.52 - $4.58

Core Operating Earnings per diluted share(1)	$2.20	$4.36 - $4.40	$4.30 - $4.36

Same property NOI growth without termination fees	5.8%	+4.5% to +5.0%	+3.2% to +4.0%

Non-cash revenues(2)	$24,019	+/-$49,000	+/- $46,000

G&A expense, net(3)	$47,484	$93,000-$96,000	$93,000-$96,000

Interest expense, net and Preferred stock dividends(4)	$115,533	$235,000-$237,000	$232,000-$235,000

Management, transaction and other fees	$13,529	+/-$27,000	+/-$27,000

Development and Redevelopment spend	$140,321	+/-$300,000	+/-$250,000

Acquisitions	$138,282	+/-$500,000	+/-$140,000
Cap rate (weighted average)	5.5%	+/- 6.0%	+/- 5.5%

Dispositions	$5,550	+/-$75,000	+/-$75,000
Cap rate (weighted average)(5)	6.2%	+/- 5.5%	+/- 6.0%

Share/unit issuances(6)	$0	$300,000	$100,000

Reconciliation of Net Income to Earnings Guidance (per diluted share)	Full Year 2025
	Low	High

Net income attributable to common shareholders	$2.28	2.32

Adjustments to reconcile net income to Nareit FFO:
Depreciation and amortization (excluding FF&E)	2.29	2.29
Provision for impairment	0.01	0.01
Gain on sale of real estate, net of tax	0.00	0.00
Exchangeable operating partnership units	0.01	0.01
Nareit Funds From Operations	$4.59	4.63

Adjustments to reconcile Nareit FFO to Core Operating Earnings:
Straight line rent, net	(0.13)	(0.13)
Above/below market rent amortization, net	(0.13)	(0.13)
Debt and derivative mark-to-market amortization	0.03	0.03
Core Operating Earnings	$4.36	4.40

Note: Figures above represent 100% of Regency's consolidated entities and its pro-rata share of unconsolidated real estate partnerships, with the exception of items that are net of noncontrolling interests including per share data, "Development and Redevelopment spend," "Acquisitions," and "Dispositions".

(1)
Core Operating Earnings excludes from Nareit FFO: (i) transaction related income or expenses; (ii) gains or losses from the early extinguishment of debt; (iii) certain non-cash components of earnings derived from straight-line rents, above and below market rent amortization, and debt and derivative mark-to-market amortization; and (iv) other amounts as they occur.
(2)
Includes above and below market rent amortization and straight-line rents, and excludes debt and derivative mark to market amortization.
(3)
Represents 'General & administrative, net' before gains or losses on deferred compensation plan, as reported on supplemental pages 6 and 7 and calculated on a pro rata basis.
(4)
Includes debt and derivative mark to market amortization, and is net of interest income.
(5)
Disposition guidance cap rate of +/- 5.5% excludes the $11M sale of 101 7th Avenue on 7/1/2025, which was vacant at the time of closing.
(6)
Share/unit issuances guidance of $300M reflects (i) $100M of unsettled common equity raised on a forward basis through the Company's ATM in 4Q24, and (ii) $200M from the Company's issuance of operating partnership units for the funding of the 5-asset portfolio acquisition in Orange County, CA in 3Q25.

Forward-looking statements involve risks, uncertainties and assumptions. Actual future performance, outcomes and results may differ materially from those expressed in forward-looking statements. Please refer to the documents filed by Regency Centers Corporation with the SEC, specifically the most recent reports on forms 10-K and 10-Q, which identify important risk factors which could cause actual results to differ from those contained in the forward-looking statements.

Supplemental Information 27

Glossary of Terms

June 30, 2025

Non-GAAP Financial Measures

The Company provides the following non-GAAP financial measures as supplemental information to enhance investors’ understanding of its financial performance and liquidity. These measures are not intended to replace or be considered more meaningful than net income or cash flow from operating activities, as calculated in accordance with GAAP. Non-GAAP measures have inherent limitations, as they exclude certain income and expense items that impact operating results. As such, they should be viewed in conjunction with GAAP results. Additionally, the Company’s methodology for calculating these measures may differ from that used by other REITs, making comparisons to similarly titled metrics potentially inconsistent. Investors should be aware that the excluded items remain relevant to a comprehensive assessment of financial performance.

Adjusted Funds From Operations (AFFO): An additional performance measure used by Regency that reflects cash available to fund the Company’s business needs and distribution to shareholders. AFFO is calculated by adjusting Core Operating Earnings for (i) capital expenditures necessary to maintain and lease the Company’s portfolio of properties, (ii) debt cost and derivative adjustments and (iii) stock-based compensation.

Core Operating Earnings: An additional performance measure used by Regency because the computation of Nareit Funds from Operations (“Nareit FFO”) includes certain non-comparable items that affect the Company's period-over-period performance. Core Operating Earnings excludes from Nareit FFO: (i) transaction related income or expenses; (ii) gains or losses from the early extinguishment of debt; (iii) certain non-cash components of earnings derived from straight-line rents, above and below market rent amortization, and debt and derivative mark-to-market amortization; and (iv) other amounts as they occur.

Fixed Charge Coverage Ratio: Operating EBITDAre divided by the sum of the gross interest and scheduled mortgage principal paid to our lenders. We use the Fixed Charge Coverage Ratio as a key performance indicator to assess our ability to meet fixed financing obligations. Management, creditors, and rating agencies commonly rely on this ratio to evaluate our financial flexibility and overall creditworthiness. It also allows us and our investors to gauge how effectively our ongoing operating performance supports the fulfillment of fixed commitments. We believe this metric offers valuable insight into the strength and sustainability of our capital structure and liquidity position.

Nareit Funds From Operations (Nareit FFO): Nareit FFO is a commonly used measure of REIT performance, which Nareit defines as net income, computed in accordance with GAAP, excluding gains on sales and impairments of real estate, net of tax, plus depreciation and amortization, and after adjustments for unconsolidated real estate investment partnerships and joint ventures. Regency computes Nareit FFO for all periods presented in accordance with Nareit's definition. Companies use different depreciable lives and methods, and real estate values historically fluctuate with market conditions. Since Nareit FFO excludes depreciation and amortization and gains on sale and impairments of real estate, it provides a performance measure that, when compared year over year, reflects the impact on operations from trends in percent leased, rental rates, operating costs, acquisition and development activities, and financing costs. This provides a perspective of the Company’s financial performance not immediately apparent from net income determined in accordance with GAAP. Thus, Nareit FFO is a supplemental non-GAAP financial measure of the Company's operating performance, which does not represent cash generated from operating activities in accordance with GAAP; and, therefore, should not be considered a substitute measure of cash flows from operations.

Pro-rata Net Debt and Preferreds-to-Operating EBITDAre: Net debt plus preferred stock divided by Operating EBITDAre. Net debt is calculated as the sum of consolidated debt and Regency’s pro-rata share of unconsolidated debt, less cash, cash equivalents, and restricted cash. This metric is used by management and investors to evaluate Regency’s leverage and capital structure in relation to its earnings-generating capacity. We believe this ratio is useful to investors as it provides insight into Regency’s financial leverage, independent of fluctuations in cash levels, and allows for consistent period-over-period comparison. The pro-rata share presentation reflects the economic impact of Regency’s unconsolidated joint ventures.

Net Operating Income (NOI): The sum of base rent, percentage rent, termination fee income, tenant recoveries, other lease income, and other property income, less operating and maintenance expenses, real estate taxes, ground rent, termination expense, and uncollectible lease income. NOI excludes straight-line rental income and expense, above and below market rent and ground rent amortization, tenant lease inducement amortization, and other fees. The Company also provides disclosure of NOI excluding termination fees, which excludes both termination fee income and expenses. Management believes that NOI is a useful measure for investors because it provides insight into the core operations and performance of our properties, independent of the capital structure, financing activities, and non-operating factors. By focusing on property-level performance, NOI allows investors to compare the performance of our real estate assets across periods and with those of other REIT peers in the industry, facilitating a clearer understanding of trends in occupancy, rental income, and operating expense management. In addition to its relevance for investors, management uses NOI as a key performance metric in making operational and strategic decisions. NOI is used to evaluate income generated from shopping centers (i.e., return on assets) and to guide decisions on capital investments. These decisions may include acquisitions, redevelopments, and investments in capital improvements.

Supplemental Information 28

Operating EBITDAre: Nareit EBITDAre is a measure of REIT performance, which the Nareit defines as net income, computed in accordance with GAAP, excluding (i) interest expense; (ii) income tax expense; (iii) depreciation and amortization; (iv) gains on sales of real estate; (v) impairments of real estate; and (vi) adjustments to reflect the Company’s share of unconsolidated partnerships and joint ventures. Operating EBITDAre excludes from Nareit EBITDAre certain non-cash components of earnings derived from straight-line rents and above and below market rent amortization. The Company provides a reconciliation of Net Income to Nareit EBITDAre to Operating EBITDAre.

Pro-rata information: includes 100% of the Company’s consolidated properties plus its economic share (based on the ownership interest) in the unconsolidated real estate investment partnerships. The Company provides Pro-rata financial information because Regency believes it assists investors and analysts in estimating the economic interest in the consolidated and unconsolidated real estate investment partnerships, when read in conjunction with the Company’s reported results under GAAP. The Company believes presenting its Pro-rata share of assets, liabilities, operating results, and other metrics, along with certain other non-GAAP financial measures, makes comparisons of its operating results to those of other REITs more meaningful. The Pro-rata information provided is not, nor is it intended to be, presented in accordance with GAAP. The Pro-rata supplemental details of assets and liabilities and supplemental details of operations reflect the Company’s proportionate economic ownership of the assets, liabilities, and operating results of the properties in our portfolio.

The Pro-rata information is prepared on a basis consistent with the comparable consolidated amounts and is intended to more accurately reflect the Company’s proportionate economic interest in the assets, liabilities, and operating results of properties in its portfolio. The Company does not control the unconsolidated real estate partnerships, and the Pro-rata presentations of the assets and liabilities, and revenues and expenses do not represent our legal claim to such items. The partners are entitled to profit or loss allocations and distributions of cash flows according to the operating agreements, which generally provide for such allocations according to their invested capital. The Company’s share of invested capital establishes the ownership interests Regency uses to prepare its Pro-rata share.

The presentation of Pro-rata information has limitations which include, but are not limited to, the following:

•
The amounts shown on the individual line items were derived by applying our overall economic ownership interest percentage determined when applying the equity method of accounting and do not necessarily represent our legal claim to the assets and liabilities, or the revenues and expenses; and
•
Other companies in our industry may calculate their Pro-rata interest differently, limiting the comparability of Pro-rata information.

Because of these limitations, the Pro-rata financial information should not be considered independently or as a substitute for the financial statements as reported under GAAP. The Company compensates for these limitations by relying primarily on our GAAP financial statements, using the Pro-rata information as a supplement.

Pro-rata Same Property NOI: a key non-GAAP financial measure commonly used by real estate investment trusts (REITs) to evaluate operating performance. It is calculated on a proportionate ownership basis for properties held during the comparable reporting periods, excluding revenue and expenses related to non-same properties during the periods. Management believes this measure provides investors with a useful and consistent comparison of the Company’s operating performance and trends. Management uses Pro-rata Same Property NOI as a supplemental measure to assess property-level performance, excluding the effects of corporate-level expenses, financing costs, and non-operating activities. This measure allows investors to evaluate trends in revenue and expense growth for properties that have been consistently operated during the periods.

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Other Defined Terms

Anchor Space: A space equal to or greater than 10,000 SF.

Development Completion: A Property in Development that is deemed complete upon the earlier of (i) 90% of total estimated net development costs have been incurred and percent leased equals or exceeds 95%, or (ii) the property features at least two years of anchor operations. Once deemed complete, the property is termed a Retail Operating Property.

Non-Same Property: Any property, during either calendar year period being compared, that was acquired, sold, a Property in Development, a Development Completion, or a property under, or being positioned for, significant redevelopment that distorts comparability between periods. Non-retail properties and corporate activities, including the captive insurance program, are part of Non-Same Property. Please refer to the footnote on Property Summary Report for Non-Same Property detail.

Other lease income: includes revenue derived from various lease-related activities beyond standard base or percentage rent. This primarily includes income from temporary tenants, late fees, signage and marketing fees, sustainability income, land/building rentals, communications tower leases, tenant/employee parking fees, incidental income, and other ancillary charges generally outlined in lease agreements.

Other property income: includes parking fees and other incidental income from the properties and is generally recognized at the point in time that the performance obligation is met.

Property In Development: Properties in various stages of ground-up development.

Property In Redevelopment: Retail Operating Properties under redevelopment or being positioned for redevelopment. Unless otherwise indicated, a Property in Redevelopment is included in the Same Property pool.

Redevelopment Completion: A Property in Redevelopment that is deemed complete upon the earlier of (i) 90% of total estimated project costs have been incurred and percent leased equals or exceeds 95% for the Company owned GLA related to the project, or (ii) the property features at least two years of anchor operations, if applicable.

Retail Operating Property: Any retail property not termed a Property In Development. A retail property is any property where the majority of the income is generated from retail uses.

Same Property: Retail Operating Property that was owned and operated for the entirety of both calendar year periods being compared. This term excludes Property in Development, prior year Development Completions, and Non-Same Properties. Property in Redevelopment is included unless otherwise indicated.

Shop Space: A space under 10,000 SF.

Supplemental Information 30